Exhibit 4.3

WK KELLOGG CO

SAVINGS AND INVESTMENT PLAN

(Initially Effective August 4, 2023)

i	2023 WKKC S&I Plan

ii	2023 WKKC S&I Plan

iii	2023 WKKC S&I Plan

iv	2023 WKKC S&I Plan

Article 15 Funding		69
Section 15.1	Trust Requirement	69
Section 15.2	Prohibition on Diversion	69

Article 16 Top-Heavy Plan		70
Section 16.1	Top-Heavy Status	70
Section 16.2	Definitions	70
Section 16.3	Minimum Allocation	71
Section 16.4	Long-Term, Part-Time Employees	72

Article 17 Miscellaneous Provisions		72
Section 17.1	Limitation of Rights	72
Section 17.2	No Right to Employment	72
Section 17.3	Prohibition on Assignment and Alienation	73
Section 17.4	Dispute Resolution	73
Section 17.5	Severability of Provisions	74
Section 17.6	Governing Law	74
Section 17.7	Investments in Company Stock	75
Section 17.8	Notices	75

APPENDIX A		1

APPENDIX B		1
B-1.	Eligible Employee.	1
B-2.	Highly Compensated Employee.	2
B-3.	Before-Tax Contributions.	2
B-4.	Employee After-Tax Contributions.	3
B-5.	Restrictions on Employer Matching Contributions.	3
B-6.	Dollar Limitations on Before-Tax Contributions.	3
B-7.	Non-Discrimination Limitations.	3
B-8.	Compensation.	4
B-9.	Employer.	4
B-10.	Limitations on Contributions.	4
B-11.	Direct Rollovers.	4
B-12.	Loans to Participants.	4
B-13.	Administrative Committee.	5
B-14.	Finance Committee.	5
B-15.	Law Governing.	5
B-16.	Catch-Up Contributions.	5
B-17.	In-Plan Roth Conversions and Rollovers.	5

APPENDIX C		1

v	2023 WKKC S&I Plan

WK KELLOGG CO

SAVINGS AND INVESTMENT PLAN

(Effective August 4, 2023)

PREAMBLE

Kellogg Company, a Delaware corporation, has announced the spin-off of its North American cereal business to WK Kellogg Co, a subsidiary of Kellogg Company. The spin-off is expected to be complete in the fourth quarter of 2023. The date on which the spin-off occurs is the “Transaction Date.” Effective as of the Transaction Date Kellogg Company will become Kellanova.

Kellogg Company sponsors and maintains the Kellanova Savings and Investment Plan (the “Kellanova Plan,” f/k/a Kellogg Company Savings and Investment Plan) for the benefit of its employees. Effective August 4, 2023, the portion of the Kellanova Plan attributable to employees of WK Kellogg Co (the “Company”) and the other Participating Employers is being spun off and merged into the WK Kellogg Co Savings and Investment Plan (the “Plan”) for the benefit of the Company.

The Company has also established the WK Kellogg Co Master Savings and Investment Trust, dated August 4, 2023 (the “Master Trust”). The Master Trust document is incorporated in this plan document by reference.

Article 1 Introduction

Section 1.1 Purpose

The primary purpose of the Plan is to provide retirement benefits for Participants. The Plan and Trust are intended to satisfy the requirements for tax-qualification as a defined contribution plan under Code §401, including the requirements for a qualified cash or deferred arrangement under Code §401(k).

The Plan also contains an employee stock ownership plan (“ESOP”) component pursuant to Code §4975(e)(7) which is intended to be a stock bonus plan. The ESOP is intended to invest primarily in employer securities, within the meaning of Code §409(1), and the ESOP and profit sharing plan portions of this Plan are intended to constitute a single plan under Treasury Regulation §1.414(1)-1(b)(1).

Section 1.2 Plan Sponsor

Prior to the Transaction Date, Kellogg Company is the Plan Sponsor. On and after the Transaction Date the Company is the Plan sponsor. Sponsorship of the Plan shall not be transferred from the Company to an unrelated taxpayer unless the transfer is in connection with a transfer of business assets or operations from the Company to the unrelated taxpayer.

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Section 1.3 Effect of Plan on Prior Employees

A participant in the Kellanova Plan who had a Termination of Employment before the Effective Date shall have rights and benefits determined under the Kellanova Plan provisions in effect on the date of their Termination of Employment. A Participant who has a Termination of Employment before the effective date of any specific provision having a special effective date shall have rights and benefits determined under the Plan provisions in effect on the date of their Termination of Employment, except as specifically stated in the Plan.

Section 1.4 Mergers, Dispositions and New Employee Groups

Other qualified plans may be merged into the Plan from time to time. Appendix C sets forth the history of those mergers as well dispositions and the participation dates of newly acquired Employees.

Section 1.5 Interpretation and Construction

(a) Plural nouns and pronouns are used throughout the Plan for purposes of simplicity and include the singular.

(b) “May” is permissive, “will” is directive, “may not” and “will not” are restrictive, and “include” and “including” are not exclusive unless accompanied by “only” or similar limitation.

(c) Unless otherwise specified, references to articles, sections, subsections, paragraphs, and subparagraphs are references to this Plan document.

(d) Unless otherwise specified, references to federal laws, such as ERISA, mean the laws as amended and in effect from time to time, and the corresponding provisions of successor laws. The year (if any) included in the title of the law is not intended to specify otherwise.

(e) The captions are included merely for reference and are not intended to limit or extend the meaning of the related provisions.

Article 2 Definitions

The following terms whenever used in the following capitalized form shall have the meaning set forth below, unless the context clearly indicates otherwise:

Section 2.1 Account Balance

“Account Balance” means the sum of the amount credited to each of the Participant’s Accounts as of each Valuation Date.

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Section 2.2 Accounts

“Accounts” means all Accounts maintained for a Participant to record the contributions made by or for the Participant as set forth in Section 6.1. A Participant’s Accounts shall be adjusted as provided in Section 6.3.

Section 2.3 Active Participant

“Active Participant” generally means a Participant who is an Eligible Employee.

Section 2.4 Administrative Committee

“Administrative Committee” has the meaning set forth in Section 12.2(a).

Section 2.5 After-Tax Contribution

“After-Tax Contribution” means a contribution made under Section 4.1 pursuant to a Participant’s Compensation Reduction Election that is designated as an After-Tax Contribution.

Section 2.6 After-Tax Contribution Account

“After-Tax Contribution Account” means the Account maintained for a Participant to record the Participant’s After-Tax Contributions, adjusted as provided in Section 6.3.

A Participant’s After-Tax Contribution Account may be divided into an “After-Tax Post-2015 Contribution” sub-account and an “After-Tax Pre-2016 Contribution” sub-account.

Section 2.7 Base Pay

“Base Pay” means a Participant’s base salary or rate of pay as shown on the Employer’s payroll records, including commissions, vacation and holiday pay and any other amount paid as a replacement for regular hours worked, but excluding all other forms of compensation such as overtime, shift differential, bonuses or any other compensation.

A Participant’s Base Pay for a Plan Year shall not exceed $330,000 or such other amount as may be permitted under Code §401(a)(17) for the Plan Year.

Section 2.8 Before-Tax Contribution

“Before-Tax Contribution” means a contribution made under Section 4.1 pursuant to a Participant’s Compensation Reduction Election that is designated as a Before-Tax Contribution. A Participant’s Before-Tax Contributions may include Catch-Up Contributions.

Section 2.9 Before-Tax Contribution Account

“Before-Tax Contribution Account” means the Account maintained for a Participant to record the Participant’s Before-Tax Contributions, adjusted as provided in Section 6.3.

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A Participant’s Before-Tax Contribution Account may be divided into a “Before-Tax Post-2015 Contribution” sub-account and a “Before-Tax Pre-2016 Contribution” sub-account.

Section 2.10 Beneficiary

“Beneficiary” means the person or persons, trust or entity (including a charitable organization) designated under Section 9.5 to receive a benefit under the Plan because of the Participant’s death. But for purposes of compliance with Code § 401(a)(9), see the definition in Section 9.8.

Section 2.11 Code

“Code” means the Internal Revenue Code of 1986, as amended, and regulations issued thereunder.

Section 2.12 Collective Bargaining Agreement

“Collective Bargaining Agreement” means a collective bargaining agreement between the Employer and employee representatives, provided retirement benefits were the subject of good faith bargaining. For this purpose, the term “employee representatives” does not include any organization more than half of whose members are Employees who are owners, officers or executives of the Employer.

Section 2.13 Company

“Company” means the WK Kellogg Co or any successor corporation by merger, consolidation, purchase or otherwise, which elects to adopt the Plan and the Trust.

Section 2.14 Company Stock

“Company Stock” means common stock of WK Kellogg Co, which is readily tradable on an established securities market. Where the context requires, for periods prior to the Company’s initial public offering, “Company Stock” means common stock of Kellogg Company.

Section 2.15 Company Stock Accounts

“Company Stock Accounts” means the Accounts maintained for a Participant to record amounts the Participant elected to invest in Company Stock or in a unitized Company Stock fund, adjusted as provided in Section 6.3.

Section 2.16 Compensation

“Compensation” means, except as provided in subsection (b) below, the wages, as defined in Code §3401(a) for purposes of federal income tax withholding, and all other amounts for which the Employer is required to provide the Participant with a written statement under Code §§6041(d), 6051(a)(3), and 6052, paid during the Plan Year to the Participant by the Employer for personal services rendered to the Employer by the Participant, without regard to any rules under Code §3401(a) which limit the compensation included in wages based on the

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nature or location of the employment or the services rendered and includes pay in lieu of vacation, bonuses, and differential wage payments, if any, under Code §414(u)(12) made for Qualified Military Service.

(a) Other Amounts Included. The wages or earned income will be increased by:

(1) The amount of any elective contributions made for the Participant during the Compensation period to a plan maintained pursuant to Code §125, 132(f)(4), 401(k), 403(b), 408(k)(6), or 457;

(2) Any other amount that is excluded from the gross income of the Participant during the Plan Year under Code §402(e)(3) or 402(h)(1)(B); and

(3) Any deemed section 125 pay or other amount deemed paid for mandatory coverage under a group health plan.

(b) Amounts Excluded. The wages or earned income will be decreased by:

(1) Any amount paid before the Employee becomes a Participant for the contribution type at issue.

(2) Any amount in excess of $200,000, as adjusted pursuant to Code §401(a)(17)(B). For 2023, the adjusted amount is $330,000.

(3) Any amount paid during a period of Disability.

(4) Any amount paid as a retention or stay bonus, signing bonus (at the start of employment), travel incentive bonus, referral bonus, waiver bonus or ratification bonus.

(5) Any amount paid under the WK Kellogg Co Annual Incentive Plan (or any replacement or substitute plan) after the Participant’s Termination of Employment.

(6) Severance pay.

(7) Any amount paid in lieu of sick pay.

(8) Reimbursements or other expenses allowances, taxable fringe benefits (cash or non-cash), prizes and awards, moving expenses, and welfare benefits.

(9) Income recognized on the issuance of stock options.

(10) Deferred compensation.

Section 2.17 Compensation Reduction Election

“Compensation Reduction Election” means an election made in the proper form, completed in the manner prescribed by the Administrative Committee (through paper, electronic or other means) which has been completed by and submitted by the Participant to the Administrative Committee as provided in Section 4.1 and which designates a contribution as either a Before-Tax Contribution, a Roth Contribution or an After-Tax Contribution.

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Section 2.18 Deemed Employee

“Deemed Employee” means an individual (other than an Employee or Non-Payroll Service Provider) who is deemed to be an employee of the Employer under Code §414(b), (c), (m) or (o).

Section 2.19 Disability

“Disability” means a Participant has been determined to be eligible for disability benefits under the Employer’s long-term disability plan that covers the Participant. If the Participant is not covered by a long-term disability plan of the Employer, then he or she will be deemed to be suffering from a Disability only if he or she has been determined to be eligible for disability insurance benefits from the Social Security Administration. For purposes of Section 10.3 of the Plan, Disability with respect to a Participant employed by Insurgent Brands LLC means the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months. The permanence and degree of such impairment shall be supported by medical evidence.

Section 2.20 Discretionary/Money Purchase Account

“Discretionary/Money Purchase Account” means the Account maintained to record certain contributions that may have been made under the Kellanova Plan with respect to a Participant who was a union employee covered under that plan or who had frozen benefits under a money purchase pension plan that had been merged into that plan prior to the Effective Date.

Section 2.21 Dividends – Retirement Contribution Account

“Dividends – Retirement Contribution Account” means the Account maintained for a Participant to record the Company Stock dividends credited to a Participant’s Retirement Contribution Account, if any, as a result of investment in Company Stock, adjusted as provided in Section 6.3.

Section 2.22 Effective Date

“Effective Date” means, generally, August 4, 2023, the effective date the Plan was created. The term “Effective Date” may also be used to describe the date the Company permits a Related Employer or a specified group of Employees to participate in the Plan as reflected in Appendix C of the Plan.

Section 2.23 Elective Contributions

“Elective Contributions” means, with respect to a Participant, the Participant’s Before-Tax Contributions and Roth Contributions.

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Section 2.24 Eligible Employee

“Eligible Employee” means an individual described in Section 3.1(a). However, for purpose of Retirement Contributions, “Eligible Employee” means an individual described in Section 3.2(a).

Section 2.25 Eligible Retirement Plan

“Eligible Retirement Plan” means one of the following, to the extent it will accept an Eligible Rollover Distribution:

(a) An individual retirement account described in Code §408(a);

(b) An individual retirement annuity described in Code §408(b);

(c) A Roth IRA described in Code §408A(b);

(d) A qualified plan described in Code §401(a);

(e) A qualified annuity plan described in Code §403(a);

(f) A qualified annuity plan described in Code §403(b); or

(g) An eligible plan under Code §457(b).

Section 2.26 Employee

“Employee” means:

(a) A person who is classified by the Employer, on the payroll records of the Employer, as an employee of the Employer (including an individual who is on a Leave of Absence), but does not include:

(1) Any person who is not an employee of the Employer on the basis of common law principles for identifying employer-employee relationships, even if that person is erroneously classified as an employee by the Employer; and

(2) Any person who is classified as an independent contractor or other non-employee by the Employer for this purpose, even if that person is classified or reclassified as an employee by the Employer for any other purpose or is classified or reclassified as an employee by any court or administrative agency for any purpose.

(b) If Non-Payroll Service Providers make up 20% or less of the Employer’s nonhighly compensated work force, as defined in Code §414(n)(5)(c)(ii), then “Employee” also means a Non-Payroll Service Provider, unless the Non-Payroll Service Provider is covered by a money purchase pension plan providing:

(1) A nonintegrated employer contribution equal to at least 10% of the Non-Payroll Service Provider’s Section 415 Compensation;

(2) Immediate participation; and

(3) Full and immediate vesting.

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Section 2.27 Employer

“Employer” means the Company and any Related Employer with Employees that are eligible to participate in the Plan. For the purposes of applying certain tax-qualification requirements, such as nondiscrimination under Code §401(a)(4) and coverage under Code §410(b), “Employer” includes Related Employers.

Section 2.28 Employment Commencement Date

“Employment Commencement Date” means the date on which an Employee performs his first Hour of Service for the Employer or a Related Employer while on the Employer’s or a Related Employer’s payroll. For purposes of this Section 2.28, the Employer or a Related Employer shall also include a predecessor employer of either, to the extent required by law.

Section 2.29 ERISA

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and any regulations issued thereunder.

Section 2.30 Finance Committee

“Finance Committee” has the meaning set forth in Section 12.2(b).

Section 2.31 Five-Year Break in Service

“Five-Year Break in Service” means a period beginning on the date of the Participant’s Severance from Service and ending on the fifth anniversary thereof, if the Participant is not reemployed by the Company or a Related Employer during such period.

Solely for purposes of determining the Severance from Service date of a Participant who is absent from service by reason of a maternity or paternity absence described in Code §410(a)(5)(E)(i) or §411(a)(6)(E)(i), the Severance from Service date shall be deemed to be the second anniversary of the date the absence began. The period between the first and second anniversaries of the absence shall be neither a period of service nor a period of severance.

Section 2.32 Forfeiture

“Forfeiture” means the portion of a Participant’s Accounts which is forfeited as provided in Section 8.2.

Section 2.33 Highly Compensated Employee

“Highly Compensated Employee” means a highly compensated employee as defined in Code § 414(q).

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(a) Definition. An Employee is a Highly Compensated Employee for a Plan Year if the Employee satisfied the following criteria:

(1) The Employee was a “Five-Percent Owner” at any time during the Plan Year or the preceding Plan Year; or

(2) The Employee received more than $100,000 in Section 415 Compensation from the Employer during the preceding Plan Year and was within the top 20% of Employees by pay during the preceding Plan Year.

(b) Operational Rules. For purposes of determining whether an Employee satisfies the criteria in subsection (a), the following rules apply:

(1) Former Employee. A former Employee will always be a Highly Compensated Employee if the Employee was a Highly Compensated Employee at the time of the Employee’s Termination of Employment, or any time after attaining age 55.

(2) Employer. For purposes of this section, the term “Employer” means the Company and any Related Employer.

(3) Five-Percent Owner. The term “Five-Percent Owner” includes Employees who are family members of a five-percent owner under the rules in Code §318.

(4) Cost-of-Living Adjustment. The $100,000 limit shall be increased for any cost-of-living adjustment provided under Code §415(d), as it applies to Highly Compensated Employees under Code §414(q). The limit for 2023 is $150,000.

(5) Top 20%. The number of Employees who are in the top 20% by pay for purposes of subsection (a)(2) is determined based upon the regulations issued under Code § 414(q).

Section 2.34 Hour of Service

(a) General Rule. Except as provided in subsection (b) below, “Hour of Service” means each hour for which an Employee is paid, or entitled to payment, for the performance of duties for the Employer or a Related Employer during the applicable computation period.

(b) Rule for Eligibility Computation Periods. For purposes of determining whether an Eligible Employee has completed an Eligibility Computation Period under Section 3.3, “Hour of Service” means:

(1) Each hour for which the Employee is paid or entitled to payment by the Employer or a Related Employer, directly or indirectly, for the performance of duties during the applicable computation period.

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(2) Each hour for which an Employee is directly or indirectly paid or entitled to be paid by the Employer or a Related Employer but for which no services are performed, such as vacations, holidays, sick days, incapacity (including disability), layoff, jury duty, military duty, or any other paid Leaves of Absence. No more than 501 Hours of Service shall be credited under this subsection (b)(2) to an Employee on account of a single continuous period during which the Employee performs no duties. However, an Employee shall not be credited with Hours of Service under this subsection if:

(A) The payment is made or due under a plan maintained only to comply with workers’ compensation, unemployment compensation or disability insurance laws; or

(B) The payment only reimburses an Employee for his medical or medically-related expenses.

(3) Each hour for which back pay has been either awarded or agreed to by the Employer or a Related Employer, irrespective of mitigation of damages. These hours shall be credited in the computation period to which the agreement or award pertains. No more than 501 Hours of Service shall be credited for payments of back pay for a period of time during which an Employee did not or would not have performed duties.

(4) Any Hours of Service for which an Employee is paid overtime shall be credited on the basis of actual hours worked and not the hours paid.

(5) Each hour to be credited for reasons other than performance of duties and the period to which hours are credited will be determined in accordance with the provisions of §2530.200b-2 of the Department of Labor Regulations

(c) Service with Related Employers. Hours of Service will be credited for employment with Related Employers. Such Hours of Service will be credited without regard to eligibility to participate in the Plan. Hours of Service will also be credited for any individual considered an Employee for purposes of this Plan under Code §414(n) or (o).

Section 2.35 Inactive Participant

“Inactive Participant” means a person who has an Account Balance under the Plan who is not an Eligible Employee.

Section 2.36 Kellanova Stock

“Kellanova Stock” means common stock of Kellanova, which is readily tradeable on an established securities market and which has been allocated to a Participant’s Account in connection with the initial public offering of Company Stock.

Section 2.37 Leave of Absence

“Leave of Absence” means any absence authorized by the Participating Employer that employs the Employee under that Employer’s standard personnel practices.

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An absence due to service in the Armed Forces of the United States shall be considered a Leave of Absence provided that the Employee returns to employment with re-employment rights provided by law.

Section 2.38 Limitation Year

“Limitation Year” means a 12-month period ending on the last day of each December.

Section 2.39 Long-Term, Part-Time Employee

“Long-Term, Part-Time Employee” means a part-time employee who satisfies the Plan’s minimum age requirements (if any), who does not otherwise satisfy the Plan’s other eligibility requirements and who:

(a) Has worked at least five hundred (500) Hours of Service in each of the immediately preceding three consecutive 12-month eligibility computation periods (but not counting Hours of Service for computation periods before January 1, 2021); or

(b) Has worked at least five hundred (500) Hours of Service in each of the immediately preceding two consecutive 12-month eligibility computation periods (but not counting Hours of Service for computation periods before January 1, 2023);

provided, however, that a Long-Term, Part-Time Employee shall not include any employee (1) who is included in a unit of employees covered by a Collective Bargaining Agreement, or (2) who is a nonresident alien and who receives no earned income (within the meaning of Code §911(d)(2) from the employer which constitutes income from sources within the United States (within the meaning of Code § 861(a)(3)). For purposes of this Section 2.39, the initial eligibility computation period shall mean the 12-consecutive-month period beginning on the individual’s Employment Commencement Date. After the initial eligibility computation period, the eligibility computation period is each Plan Year beginning after the individual’s Employment Commencement Date.

Section 2.40 Matching Contribution

“Matching Contribution” means a contribution made by the Employer under Section 4.2.

Section 2.41 Matching Contribution Account or Pre-2002 Matching Contribution Account

“Matching Contribution Account” or “Pre-2002 Matching Contribution Account” means the Account maintained for a Participant to record the Matching Contributions made for the Participant before January 1, 2002, adjusted as provided in Section 6.3.

Section 2.42 Non-Payroll Service Provider

“Non-Payroll Service Provider” means an individual (other than an Employee) who performs services for the Employer or a Related Employer under the following circumstances:

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(a) The services are performed pursuant to an agreement between the Employer or a Related Employer and any third party (other than the Employer or a Related Employer);

(b) The services are performed under the primary direction or control of the Employer or a Related Employer; and

(c) The individual has performed the services for the Employer or a Related Employer on a substantially full-time basis for at least one year.

Section 2.43 Non-Safe Harbor Company Stock Match Account

“Non-Safe Harbor Company Stock Match Account” means the Account maintained for a Participant to record the Participant’s Non-Safe Harbor Matching Contributions made in the form of Company Stock before January 1, 2017, or which the Participant has elected to invest in Company Stock pursuant to Section 6.2, adjusted as provided in Section 6.3.

Section 2.44 Non-Safe Harbor Matching Contribution

“Non-Safe Harbor Matching Contribution” means a Matching Contribution made by the Employer under Section 4.2(b).

Section 2.45 Non-Safe Harbor Matching Contribution Account

“Non-Safe Harbor Matching Contribution Account” means the Account maintained for a Participant to record Non-Safe Harbor Matching Contributions made by the Employer under Section 4.2(b), other than those invested in Company Stock, adjusted as provided in Section 6.3.

A Participant’s Non-Safe Harbor Contribution Account may be divided into a “Non-Safe Harbor Matching Contribution Post-2015” sub-account and a “Non-Safe Harbor Matching Contribution Pre-2016” sub-account.

Section 2.46 Normal Retirement Date

“Normal Retirement Date” means the date on which a Participant attains age 65.

Notwithstanding the foregoing, with respect to amounts transferred to the Kellanova Plan before the Effective Date from (a): the Kellogg Company Local 184-L 401(k) Plan for the Kansas City, Kansas Location; or(b) the Keebler R&C Savings and Investment Plan, “Normal Retirement Date” means the date on which a Participant attains age 59 1/2.

Section 2.47 Participant

“Participant” means an Employee or former Employee who has met the requirements for participation under Article 3 and whose Accounts, if any, have not been distributed or forfeited. In addition, an Employee or former Employee who has a Rollover Account before meeting the participation requirements of Article 3 shall be a Participant solely with regard to the Rollover Account.

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Section 2.48 Participating Employer

“Participating Employer” means:

(a) The Company and any Related Employer listed in Appendix A; and

(b) Any other Related Employer that employs an Eligible Nonresident Employee (as defined in Section 3.1(a)), but only in respect of such Eligible Nonresident Employee.

Section 2.49 Plan

“Plan” means the WK Kellogg Co Savings and Investment Plan as herein set forth, and as hereafter from time to time amended.

Section 2.50 Plan Administrator

“Plan Administrator” means the Administrative Committee.

Section 2.51 Plan Year

“Plan Year” means the twelve-month period beginning on each January 1 and ending on the next succeeding December 31.

Section 2.52 Qualified Domestic Relations Order

“Qualified Domestic Relations Order” means a court order that is determined to be a qualified domestic relations order as provided in ERISA §206(d)(3) and Code §414(p).

Section 2.53 Qualified Military Service

“Qualified Military Service” means service in the armed forces and other uniformed services, as defined in Chapter 43 of Title 38 of the United States Code, if the Employee is entitled to reemployment rights under that chapter with respect to such service.

Section 2.54 Qualified Nonelective Employer Contribution Account

“Qualified Nonelective Employer Contribution Account” means the account maintained for a Participant to record the Qualified Nonelective Employer Contributions made for the Participant, if any, for purposes of satisfying the nondiscrimination tests described in Sections 5.2 and 5.3.

Section 2.55 Reemployment Commencement Date

“Reemployment Commencement Date” means the date on which an Employee performs their first Hour of Service for the Employer or a Related Employer, while on the Employer’s or a Related Employer’s payroll, after a Severance from Service.

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Section 2.56 Related Employer

“Related Employer” means any corporation that is a member of a controlled group of corporations, as defined in Code §414(b), of which the Company is a member; any trade or business, whether or not incorporated, under common control, as defined in Code §414(c), with the Company; each member of an affiliated service group, as defined in Code §414(m), of which the Company is a member; and any other entity required to be aggregated with the Company under Code §414(o). However, for purposes of this definition, the standard of control for determining a related employer under Code §414(b) and 414(c) shall be deemed to be more than 50%,·rather than at least 80%.

Section 2.57 Related Defined Contribution Plan

“Related Defined Contribution Plan” means any defined contribution plan, other than the Plan, maintained by the Employer or a Related Employer.

Section 2.58 Required Beginning Date

(a) General Rule. Except as otherwise provided, a Participant’s “Required Beginning Date” is the April 1 of the calendar year following the later of:

(1) The calendar year in which the Participant attains age 72; or

(2) The calendar year in which the Participant’s Termination of Employment occurs.

(b) Special Rule for Five-Percent Owners. If a Participant is a Five-Percent Owner during the Plan Year ending in the calendar year in which the Participant attains age 72, the Participant’s “Required Beginning Date” is April 1 of the calendar year following the calendar year in which the Participant attains age 72. This rule applies even if the Participant is actively employed by the Employer.

“Five-Percent Owner” means any person who owns (or is considered as owning under Code §318) more than 5% of the outstanding stock of the Employer or stock possessing more than 5% of the combined voting power of all stock of the Employer.

Section 2.59 Retirement Contribution

“Retirement Contribution” means a contribution made on behalf of an eligible Participant in accordance with Section 4.3.

Section 2.60 Retirement Contribution Account

“Retirement Contribution Account” “means the Account maintained for a Participant to record the Retirement Contributions made for the Participant, adjusted as provided in Section 6.3.

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Section 2.61 Roth Contribution Account

“Roth Contribution Account” means the Account maintained for the Participant to record the Participant’s Roth Contributions, adjusted as provided in Section 6.3.

Section 2.62 Roth Contributions

“Roth Contributions” means a Participant’s Elective Contributions that are includible in the Participant’s gross income at the time deferred and which have been irrevocably designated as Roth Contributions by the Participant in their Compensation Reduction Agreement. A Participant’s Roth Contributions will be separately accounted for, as will gains and losses attributable to those Roth Contributions, in a Roth Contribution Account; provided, however, that no contributions (including forfeitures) other than Roth Contributions may be allocated to such Roth Contribution Account.

Section 2.63 Rollover Account

“Rollover Account” means the Account maintained for a Participant to record the Participant’s Rollover Contributions, adjusted as provided in Section 6.3.

Section 2.64 Rollover Contribution

“Rollover Contribution” has the meaning provided in Section 4.4.

Section 2.65 Safe Harbor Company Stock Match Account

“Safe Harbor Company Stock Match Account” means the Account maintained for a Participant to record the Participant’s Safe Harbor Matching Contributions made in the form of Company Stock before January 1, 2017, or which the Participant has elected to invest in Company Stock pursuant to Section 6.2, adjusted as provided in Section 6.3.

Section 2.66 Safe Harbor Matching Contribution

“Safe Harbor Matching Contribution” means a Safe Harbor Matching Contribution made under Section 4.2.

Section 2.67 Safe Harbor Matching Contribution Account

“Safe Harbor Matching Contribution Account” means the Account maintained for a Participant to record the Participant’s Safe Harbor Matching Contributions under Section 4.2, other than those invested in Company Stock, adjusted as provided in Section 6.3.

Section 2.68 Section 415 Compensation

“Section 415 Compensation” means wages, salaries, differential wage payments under Code §3401(h), and fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Employer maintaining the Plan or on account of a paid Leave of Absence, to the extent that the amounts are includible in gross income.

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(a) Amounts Included. Section 415 Compensation shall also include the following:

(1) The amount of any elective contributions made for the Participant during the Plan Year to a plan maintained pursuant to Code §§125, 132(f)(4), 401(k), 403(b), 408(k)(6), or 457;

(2) Any deemed section 125 pay or other amount deemed paid for mandatory coverage under a group health plan;

(3) Compensation paid by the later of 2 1/2 months after an Employee’s Termination of Employment or the end of the Limitation Year that includes the date of the Employee’s Termination of Employment, if:

(A) The payment is regular compensation for services during the Employee’s regular working hours, or compensation for services outside the Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments, and, absent the Termination of Employment, the payments would have been paid to the Employee while the Employee continued in employment with the Employer;

(B) The payment is for unused accrued bona fide sick, vacation, or other leave that the Employee would have been able to use if employment had continued; or

(C) The payment is received by the Employee pursuant to a nonqualified unfunded deferred compensation plan and would have been paid at the same time if employment had continued, but only to the extent includible in gross income.

(4) Payments made to a Participant by Employer during the Plan Year pursuant to an award by an arbitrator, administrative agency or court;

(5) Commissions paid salespersons;

(6) Compensation for services on the basis of a percentage of profits;

(7) Commissions on insurance premiums;

(8) Tips, bonuses, fringe benefits, and reimbursements; and

(9) Other expense allowances under a nonaccountable plan (as described in Treasury Regulation §1.62-2(c)).

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(b) Amounts Excluded. Section 415 Compensation shall exclude the following:

(1) Employer contributions (other than elective contributions described in Code §§402(e)(3), 408(k)(6), 408(p)(2)(A)(i), or 457(b) to a plan of deferred compensation (including a simplified employee pension described in Code §408(k) or a simple retirement account described in Code §408(p), and whether or not qualified) to the extent such contributions are not includible in the Employee’s gross income for the taxable year in which contributed, and any distributions (whether or not includible in gross income when distributed) from a plan of deferred compensation (whether or not qualified), amounts received during the year by an Employee pursuant to a nonqualified unfunded deferred compensation plan to the extent includible in gross income;

(2) Amounts realized from the exercise of a nonstatutory stock option (that is, an option other than a statutory stock option as defined in Treasury Regulation §1.421-1(b)) or when restricted stock (or property) held by the Employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

(3) Amounts realized from the sale, exchange or other disposition of stock acquired under a statutory stock option;

(4) Other amounts that receive special tax benefits, such as premiums for group-term life insurance (but only to the extent that the premiums are not includible in the gross income of the Employee and are not salary reduction amounts that are described in Code §125); and

(5) Other items of remuneration that are similar to any of the items listed in (1) through (4).

Section 2.69 Severance from Service

“Severance from Service” means a Severance from Service with the Employer and all Related Employers. A Severance from Service will be deemed to occur on the earliest of the following dates:

(a) The date on which the Participant quit, was discharged or died; or

(b) The first anniversary of the first day of absence from employment (with or without pay) for any reason except an authorized Leave of Absence granted by the Employer in writing or for Qualified Military Service; or

(c) The second anniversary of the first day of absence from employment (with or without pay) by reason of pregnancy, childbirth, placement of a child in connection with an adoption, or child care immediately following birth or adoption.

If a Participant returns to work at any time within one year after the first day of an absence from employment (or two years in case of absence by reason of pregnancy, childbirth, placement of a child in connection with an adoption, or child care immediately following birth or adoption), the absence will not result in a Severance from Service and the period of the absence will be counted in determining the Participant’s period of service.

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Section 2.70 Special Employer Contribution

“Special Employer Contribution” has the meaning set forth in Section 4.5.

Section 2.71 Special Employer Contribution Account

“Special Employer Contribution Account” means the Account maintained for a Participant to record the Special Employer Contributions made for a Participant under Section 4.5, as provided in Section 6.3.

Section 2.72 Spouse

“Spouse” means the person, if any, who is legally married to the Participant on the date the Participant designates a Beneficiary or was legally married to the Participant on the date of the Participant’s death, including a former Spouse to the extent provided in a Qualified Domestic Relations Order.

Section 2.73 Termination of Employment

“Termination of Employment” occurs when a person leaves the employ of the Company or a Related Employer or fails to return to work at the termination of an authorized Leave of Absence. Transfers of employment from the Company or a Related Employer to employment by another Related Employer shall not constitute a Termination of Employment. A Participant receiving severance payments shall be deemed to have a Termination of Employment upon the receipt of all severance payments.

Section 2.74 Transaction Date

“Transaction Date” means the date on which Kellogg Company’s spin-off of its North American cereal business to WK Kellogg Co is complete.

Section 2.75 Transfer Discretionary Employer Contribution Account

“Transfer Discretionary Employer Contribution Account” means the Account maintained for a Participant to record a Participant’s discretionary employer contribution account under the Kellanova Pringles Savings & Investment Plan that was transferred to the Kellanova Plan prior to the Transaction Date, adjusted as provided in Section 6.3.

A Participant’s Transfer Discretionary Employer Contribution Account may have a “Dividends – Transfer Discretionary Employer Contribution” sub-account to record the Company Stock dividends, if any, credited to the Participant’s Transfer Discretionary Employer Contribution Account as a result of investment in Company Stock.

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Section 2.76 Trust

“Trust” means the trust(s) established to hold the assets of the Plan, administered in accordance with the terms of the Trust Agreement.

Section 2.77 Trust Agreement

“Trust Agreement” means the agreement between the Company and the Trustee establishing the Master Trust and/or the Deed of Constitution of Trust for the Plan between the Company and the Trustee establishing the Plan trust for participants located in Puerto Rico.

Section 2.78 Trust Fund

“Trust Fund” means any property, real or personal, received by the applicable Trustee, plus all income and gains and less losses, expenses and distributions chargeable thereto.

Section 2.79 Trustee

“Trustee” means the corporation, bank, trust company, individual or individuals who accept appointment as Trustee to execute the duties of the Trustee set forth in the applicable Trust Agreement.

Section 2.80 Valuation Date

“Valuation Date” means each business day of the Plan Year on which the New York Stock Exchange, Trustee and Plan recordkeeper are open for business.

Section 2.81 Years of Credited Service

“Years of Credited Service” means, with respect to a Participant, that Participant’s Years of Vested Service; provided, however, that:

(a) With respect to a Participant who transfers employment from Kellogg Company or any of its related employers to the Company or one of the Participating Employer on or after the Effective Date, and before the Transaction Date, any period of service that otherwise constitutes Years of Vested Service shall be included; and

(b) With respect to a Participant who transfers employment from Kellogg Company or Kellanova or any of its related employers to the Company or one of the Participating Employers after the Transaction Date, any period of service attributable to Kellogg Company, Kellanova or its related employers prior to such transfer shall be disregarded.

Section 2.82 Years of Vested Service

“Years of Vested Service” means, with respect to a Participant, the period beginning on the date the Participant first performs an Hour of Service and ending on the date the Participant has a Severance from Service. For purposes of the preceding sentence, Years of Vested Service shall also include a Participant’s “Years of Vested Service,” if any, under the Kellanova Plan for periods of service during which the Company was a member of the controlled group that included Kellanova.

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Article 3 Eligibility and Participation

Section 3.1 Eligibility – General Rule

This Section describes those Employees who are eligible for Elective Contributions, Matching Contributions and Special Employer Contributions. Section 3.2 describes those Employees who are eligible for Retirement Contributions.

(a) Eligible Employees. Except as provided in subsection (b) below, each Employee who is employed by a Participating Employer is eligible to participate in the Plan (an “Eligible Employee”) for purposes Elective Contributions, Matching Contributions and Special Employer Contributions upon satisfying the applicable participation requirements in Section 3.3. Eligible Employees may include, without limitation:

(1) Individuals employed as interns or working in a cooperative program through an educational institution; and

(2) Any Highly Compensated Employee (as determined without regard to the nonresident alien exclusion provided in the applicable Treasury Regulations under Code §414(q)) employed by a Related Employer that is not listed in Appendix A who is designated as an Eligible Employee by the Administrative Committee (an “Eligible Nonresident Employee”).

(b) Excluded Individuals. Notwithstanding anything else in this Section 3.1, an Eligible Employee shall not include:

(1) Non-Payroll Service Providers;

(2) Deemed Employees;

(3) Individuals classified as part-time merchandisers, stock shelvers, or part-time perimeter display specialists;

(4) Individuals covered by a Collective Bargaining Agreement;

(5) Any individual covered under a United Kingdom pension scheme; and

(6) With respect to Matching Contributions and Special Contributions, Long-Term, Part-Time Employees.

Section 3.2 Eligibility for Retirement Contributions.

(a) Eligible Employee. Except as provided in subsection (b) below, each Employee who is eligible to participate in the Plan for purposes Elective Contributions and Matching Contributions under Section 3.1 is also eligible for Retirement Contributions (an “Eligible Employee”).

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(b) Excluded Individuals Notwithstanding anything else in this Section or Section 3.1, for purposes of Retirement Contributions an Eligible Employee shall not include:

(1) Any individual who is currently accruing a benefit under any defined benefit pension plan maintained by the Company or a Related Employer;

(2) Individuals covered by a Collective Bargaining Agreement (unless the agreement provides for participation in the Plan with respect to Retirement Contributions);

(3) Interns and individuals working in a cooperative program through an educational institution; and

(4) Long-Term, Part-Time Employees.

Section 3.3 Participation

Each Eligible Employee shall become a Participant in the Plan for the following purposes on the entry dates described below:

(a) Before-Tax Contributions and After-Tax Contributions.

(1) General Rule. The date on which the Employee completes an Hour of Service and has submitted a Compensation Reduction Election under Article 4.

(2) Special Rule for Part-Time and Temporary Employees. On the date the Employee completes an Eligibility Computation Period and has submitted a Compensation Reduction Election under Article 4.

“Eligibility Computation Period” means the 12-consecutive-month period during which the Employee completes 1,000 Hours of Service. The initial Eligibility Computation period is the 12-consecutive-month period beginning on the Employee’s Employment Commencement Date. After the initial Eligibility Computation Period, the Eligibility Computation Period is each Plan Year beginning after the Employee’s Employment Commencement Date.

(3) Long-Term, Part-Time Employees. Notwithstanding anything in this Plan to the contrary, in accordance with the Setting Every Community Up for Retirement Enhancement Act (the “SECURE Act”), each Long-Term, Part-Time Employee shall be eligible to make Elective Contributions (but not to receive employer contributions) as of the first date following the applicable two or three consecutive 12-month eligibility computation period described in Section 2.39 to the extent required by law.

(b) Matching Contributions and Special Employer Contributions. On the date the Employee completes an Eligibility Computation Period.

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(1) General Rule (Elapsed Time). “Eligibility Computation Period” means the 12-consecutive-month period commencing with the date an Employee performs his first Hour of Service (or his first Hour of Service following a Severance from Service) for the Employer and ending on the anniversary of the date the Employee performs his first Hour of Service (or his first Hour of Service following a Severance from Service) and each successive 12-month period.

(2) Special Rule for Part-Time and Temporary Employees. With respect to any Employee who is classified as temporary or part-time, “Eligibility Computation Period” means the 12-consecutive-month period during which the Employee completes 1,000 Hours of Service.

The initial Eligibility Computation period is the 12-consecutive-month period beginning on the Employee’s Employment Commencement Date. After the initial Eligibility Computation Period, the Eligibility Computation Period is each Plan Year beginning after the Employee’s Employment Commencement Date.

(c) Retirement Contributions.

(1) General Rule. On the date on which the Employee completes an Hour of Service.

(2) Special Rule for Part-Time and Temporary Employees. On the date the Employee completes an Eligibility Computation Period.

“Eligibility Computation Period” means the 12-consecutive-month period during which the Employee completes 1,000 Hours of Service. The initial Eligibility Computation period is the 12-consecutive-month period beginning on the Employee’s Employment Commencement Date. After the initial Eligibility Computation Period, the Eligibility Computation Period is each Plan Year beginning after the Employee’s Employment Commencement Date.

Section 3.4 Participation Upon Re-employment

(a) Termination After Becoming a Participant. An Employee who has a Termination of Employment after becoming a Participant for purposes of Before-Tax Contributions, After-Tax Contributions or Retirement Contributions, and is subsequently reemployed by the Employer as an Eligible Employee shall immediately resume participation to the same extent the Employee participated in the Plan immediately before the Termination of Employment.

(b) Termination Before Becoming a Participant for Purposes of Elective Contributions, Matching Contributions and Special Employer Contributions. If an Employee has a Termination of Employment before becoming a Participant for purposes of Elective Contributions, Matching Contributions and Special Employer Contributions, and is subsequently reemployed as an Eligible Employee under Section 3.1, the Employee must satisfy the conditions in Section 3.3(a) or (b), as applicable, following reemployment before becoming a Participant.

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Section 3.5 Transfer to Ineligible Job Classification

(a) General Rule. A Participant who transfers to a job classification in which he is no longer an Eligible Employee may not receive or make additional contributions to the Plan with respect to Compensation earned after the effective date of the transfer.

(b) Special Rule for Transfer to Part-Time or Temporary Classification. An Eligible Employee who transfers to a position classified as temporary or part-time who has completed 1,000 Hours of Service in an Eligibility Computation Period shall continue as an Active Participant.

(c) Transfer to Classification Eligible to Participate in a Related Defined Contribution Plan. If an Employee transfers from a job classification that satisfies the eligibility requirements of Section 3.1 to a job classification that is eligible to participate in the WK Kellogg Co Bakery, Confectionary, Tobacco Workers and Grain Millers Savings and Investment Plan, the Employee’s entire Account Balance under the Plan (other than the Employee’s Discretionary/Money Purchase Account and Roth Contribution Account) will be transferred to the other plan as soon as administratively feasible after the Employee’s change of job classification. The following rules will apply to any amounts transferred to the Plan pursuant to this Section:

(1) The limitations of Treasury Regulation §1.401(k)-1(d) applicable to elective deferral contributions, qualified matching contributions, and qualified nonelective contributions shall continue to apply to any amounts attributable to such contributions (including post-transfer earnings thereon) that are transferred to this Plan, unless the amounts could have been distributed at the time of the transfer (other than for hardship), and the transfer is an elective transfer described in Treasury Regulation §1.411(d)-4, Q&A-3(b)(1).

(2) The other plan shall hold, administer, and distribute the transferred assets as a part of the other plan. The other plan may maintain a separate account for the benefit of the Employee on whose behalf the other plan accepted the transfer in order to reflect the value of the transferred assets.

(3) A Participant’s Code §411(d)(6) protected benefits, as defined in Treasury Regulation §1.411(d)-4, Q&A-1, will not be eliminated by reason of the transfer or any transaction amending or having the effect of amending the other plan to transfer benefits except as permitted by law.

Section 3.6 Transfer to Eligible Job Classification from Related Defined Contribution Plan

If an Employee transfers to a job classification that satisfies the eligibility requirements of Section 3.1, from a job classification that is eligible to participate in the Related Defined Contribution Plan, the Employee’s entire account balance under that Related Defined Contribution Plan will be transferred to this Plan as soon as administratively feasible after the Employee’s change of job classification. The following rules will apply to any amounts transferred to the Plan pursuant to this Section 3.6:

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(a) The limitations of Treasury Regulation §1.401(k)-1(d) applicable to elective deferral contributions, qualified matching contributions, and qualified nonelective contributions shall continue to apply to any amounts attributable to such contributions (including post-transfer earnings thereon) that are transferred to this Plan, unless the amounts could have been distributed at the time of the transfer (other than for hardship), and the transfer is an elective transfer described in Treasury Regulation §1.411(d)-4, Q&A-3(b)(1).

(b) The Plan shall hold, administer, and distribute the transferred assets as a part of the Plan. The Plan may maintain a separate account for the benefit of the Employee on whose behalf the Plan accepted the transfer in order to reflect the value of the transferred assets.

(c) A Participant’s Code §411(d)(6) protected benefits, as defined in Treasury Regulation §1.411(d)-4, Q&A-1, will not be eliminated by reason of the transfer or any transaction amending or having the effect of amending the Plan to transfer benefits except as permitted by law.

Article 4 Contributions

Section 4.1 Employee Contributions

(a) Compensation Reduction Elections. An Eligible Employee may elect to have Compensation reduced for each payroll period by specifying in a Compensation Reduction Election the amount of his Compensation to be reduced. The Compensation Reduction Election will be implemented as soon as administratively feasible after it has been completed and submitted by the Employee and shall apply to each payroll period thereafter until amended or revoked. Under no circumstance will an initial Compensation Reduction Election apply retroactively to any prior payroll period.

(1) A Participant may amend or revoke a Compensation Reduction Election in accordance with procedures established by the Plan Administrator. An amendment or revocation will be implemented as soon as administratively feasible after it has been completed and submitted by the Employee.

(2) Elective Contributions on behalf of a Participant shall be reduced to the extent necessary to comply with the limitations of Article 5.

(3) The Employer will contribute to the Plan the amounts elected by Participants in their Compensation Reduction Elections. The contributions will be made as soon as they can reasonably be segregated from the Employer’s general assets, but not later than the 15th business day of the first month beginning after the contributions are withheld from Participants’ Compensation.

(4) Elective Contributions shall be made by reducing the amount otherwise payable to the Participant in paychecks. No other form of contribution by the Participant shall be treated as an Elective Contribution.

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(5) If the amount of Compensation payable to a Participant in any paycheck is insufficient (after all authorized or legally required payroll deductions) to permit making the full Elective Contribution for a pay period, Elective Contributions shall be suspended until the next pay period for which sufficient Compensation is available to make the full Elective Contribution. Elective Contributions that are suspended shall not be made up in subsequent pay periods.

(6) Where a Participant receives Compensation during a Leave of Absence, Elective Contributions shall continue in accordance with the Participant’s most recent Compensation Reduction Election.

(7) A Participant shall not make any Elective Contributions during an unpaid Leave of Absence. When a Participant returns from a Leave of Absence, Elective Contributions shall resume according to the most recent Compensation Reduction Election submitted by the Participant.

(8) A Participant may designate in a Compensation Reduction Agreement that Elective Contributions shall be either Before-Tax Contributions or Roth Contributions in accordance with procedures established by the Plan Administrator and applied on a uniform, non-discriminatory basis.

(9) A Participant who is a salaried Employee may specify in a separate Compensation Reduction Agreement that Elective Contributions shall be made with respect to an Annual Incentive Plan bonus in accordance with procedures established by the Plan Administrator on a uniform, non-discriminatory basis.

(b) Minimum and Maximum Contribution Rate. The Participant may specify the total amount contributed under Section 4.1(a) as a specified dollar amount per pay period or a whole percentage of the Participant’s Compensation, from 1% up to a maximum of 50%.

(c) Before-Tax and After-Tax Contributions. The Participant may designate all or part of the amount contributed under this Section 4.1 as an After-Tax Contribution, which will be credited to the Participant’s After-Tax Contribution Account. Any amount not designated as an After-Tax Contribution will be considered an Elective Contribution, which will be credited to the Participant’s Before-Tax Contribution Account or Roth Contribution Account.

(d) Automatic Enrollment.

(1) Any Employee who has satisfied the requirements of Section 3.3(a) shall have Compensation automatically reduced on a before-tax basis for each payroll period by 5% (in accordance with the automatic enrollment procedure established by the Administrative Committee) and contributed to the Employee’s Before-Tax Contribution Account as Before-Tax Contributions. In addition, each Participant (other than a Participant who also participates in the WK Kellogg Co Supplemental Savings and Investment Plan) whose Compensation Reduction Election as of any December 1 provides for Elective Contributions of less than 5% of Compensation to be made as of the immediately following January 1 shall have Compensation reduced on a before-tax basis for each payroll period by 5% (in accordance with the automatic enrollment procedure established by the Administrative Committee) effective as of the immediately following February 5. This automatic enrollment provision shall be applied separately to a Participant’s Annual Incentive Plan bonus and the Participant’s other Compensation.

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(2) An Employee for whom Compensation was automatically reduced under this Section 4.1(d) may change or stop the automatic contributions by completing a Compensation Reduction Election under Section 4.1(a).

(e) Catch-Up Contributions. Participants who will have attained age 50 by the end of the taxable year may make “Catch-Up Contributions” for the year after they have made the maximum Before-Tax Contributions allowed under Section 5.1.

Catch-Up Contributions will be made pursuant to the Participant’s Compensation Reduction Election. Catch-Up Contributions for any calendar year will be limited to $5,000 as adjusted under Code §414(v) for years after 2007 (the “414(v) limit”). The 414(v) limit in effect for 2023 is $7,500.

Catch-up Contributions will be limited to one-half of the 414(v) limit if the Participant is also participating in a SIMPLE plan under Code §401(k)(11) or 408(p) in the Plan Year. Catch-up Contributions are not subject to the limits on annual additions in Section 5.4.

(f) Election Carryovers. Any deferral elections or deemed deferral elections made under the Kellanova Plan by a Participant who transferred employment to the Company on or after the Effective Date and before the Transaction Date shall continue to apply under this Plan unless modified or revoked in accordance with the terms of this Plan.

Section 4.2 Safe Harbor Matching Contributions

For each pay period during a Plan Year, the Employer shall make a Safe Harbor Matching Contribution to the Trust Fund on behalf of each Active Participant for whom Elective Contributions, including Catch-Up Contributions, are made.

(a) The Safe Harbor Matching Contribution for each payroll period will be:

(1) 100% of the first 3% of the Compensation the Participant elects to defer under Section 4.1(a), including Catch-Up Contributions under Section 4.1(e), plus

(2) 50% of the next 2% of the Compensation the Participant elects to defer under Section 4.1(a), including Catch-Up Contributions under Section 4.1(e),

so that the maximum Safe Harbor Matching Contribution for a payroll period is 4% of the Participant’s Compensation for the period. In addition, the Employer shall contribute on behalf of each Active Participant a true-up Safe Harbor Matching Contribution as soon as practicable after the end of each Plan Year in an amount equal to 100% of that portion of the first 3% of the Compensation the Participant elects to defer under Section 4.1(a), including Catch-Up Contributions under Section 4.1(e) for that Plan Year, plus an amount equal to 50% of the next 2% of Compensation the Participant elects to defer under Section 4.1(a), including Catch-Up Contributions under Section 4.1(e) for that Plan Year, minus the amount of Safe Harbor Matching Contributions previously made with respect to that Participant for that Plan Year.

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Safe Harbor Matching Contributions made on behalf of a Participant will be credited to the Participant’s Safe Harbor Matching Contribution Account.

Section 4.3 Retirement Contributions

The Employer may periodically make Retirement Contributions to the Trust Fund. No Retirement Contribution is required. However, if Retirement Contributions are authorized by the Employer, the provisions of this Section shall apply.

(a) Amount of Retirement Contribution. For each payroll period, the Employer shall contribute on behalf of each Active Participant who is an Eligible Employee under Section 3.2, an amount equal to a percentage of the Participant’s Base Pay for the payroll period, based on the Participant’s Years of Credited Service as of the last day of the applicable payroll period, in accordance with the following schedule:

Years of Credited Service	Percentage of Base Pay
Less than 10 years	3%
At least 10 but less than 20 years	5%
20 or more years	7%

Only Base Pay earned after becoming eligible for a Retirement Contribution shall be included in the calculation of a Participant’s Retirement Contributions.

(b) Accounting for Contribution. Employer contributions under this Section shall be credited to Participants’ Retirement Contribution Accounts.

Section 4.4 Rollover Contributions

(a) An Eligible Employee may contribute all or any part of a distribution from an Eligible Retirement Plan (a “Rollover Contribution”) if the contribution satisfies all of the following requirements:

(1) The distribution does not include after-tax contributions;

(2) The contribution is made by direct rollover from the other plan or is made by the Employee no later than 60 days after the distribution; and

(3) The contribution satisfies the other applicable requirements of Code §402(c)(5) in the case of a distribution from a qualified retirement plan or Code §408(d)(3) in the case of a distribution from an IRA.

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(b) The Plan Administrator may require from the Employee such information as the Plan Administrator deems necessary to determine that the proposed contribution satisfies the requirements of this Section.

(c) If the Plan Administrator approves the proposed contribution, the Plan Administrator will credit the contribution to a Rollover Account for the Employee.

(d) If after accepting a rollover the Plan Administrator determines that the rollover includes an amount that was ineligible to be rolled over to the Plan, the ineligible amount (adjusted for investment gains or losses) shall be distributed to the Participant within a reasonable period of time after this determination.

(e) An Eligible Employee or former Eligible Employee may contribute all or any part of a lump sum distribution from the Kellanova Pension Plan as a Rollover Contribution if the contribution satisfies the requirements of Section 4.4(a)(1), (2) and (3) of the Plan.

Section 4.5 Special Employer Contributions

Each Plan Year the Employer may, in the Employer’s discretion, make a Special Employer Contribution to the Plan for eligible Participants.

(a) Amount of Special Employer Contributions. The Employer may make a Special Employer Contribution, if any, for a Plan Year in terms of dollars, percentage of profits, percentage of Compensation, or any other terms determined by the Employer.

(b) Allocation to Participants. Special Employer Contributions shall be credited to the Special Employer Contribution Accounts of eligible Participants no later than the last day of the Plan Year for which they are authorized.

Section 4.6 Time for Payment of Contributions

Contributions under this Article shall be paid to Trust as follows:

(a) Elective Contributions shall be paid to the Trust as soon as administratively feasible after the amount otherwise would have been payable to the Participant, but not later than the 15th business day of the following month.

(b) Other contributions shall be paid to the Trust within the time prescribed for filing the Employer’s federal income tax return for Employer’s fiscal year which corresponds with the Plan Year or within which the Plan Year ends, including extensions of time for filing.

Section 4.7 No Reversion of Employer Contributions

The Employer shall have no direct or indirect interest in the Trust Fund, except as follows:

(a) The Trust may be used to defray the reasonable expenses of administering the Plan and Trust.

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(b) If a contribution is made by the Employer under a mistake of fact, the portion of the contribution resulting from the mistake of fact may be returned to the Employer within one year after the date of payment. The refunded amount shall not include any investment earnings relating to the contributions made under a mistake of fact, but the amount refunded shall be reduced by any investment losses.

(c) Each contribution to the Plan is conditioned on its deductibility under Code §404. If all or part of any contribution is not deductible, the portion which is not deductible shall be returned to the Employer within one year after it is determined not to be deductible.

Section 4.8 Contributions for Reemployed Veterans

(a) Reemployed veterans may elect to make Elective Contributions for their period of Qualified Military Service and the Employer will make Matching Contributions using the Matching Contribution formulas in effect during that period and any Special Employer Contributions or Retirement Contributions the reemployed veterans would have received during their period of Qualified Military Service. Contributions made pursuant to this Section 4.8 (“Make-Up Contributions”) shall be credited to the appropriate Accounts of a reemployed veteran as required under Code §414(u).

(b) The Make-Up Contributions will be based on the Compensation the reemployed veterans would have received if they had remained in the employ of the Employer and, if this cannot be determined with reasonable certainty, then on the basis of average Compensation for each month during the 12-month period immediately preceding the period of Qualified Military Service.

(c) The Make-Up Contributions must be made during the period beginning on the reemployed veteran’s Reemployment Commencement Date and continuing for the lesser of three times the period of Qualified Military Service or five years.

(d) The Make-Up Contributions for a period of Qualified Military Service will be limited as follows:

(1) The make-up Elective Contributions for a tax year during the period of Qualified Military Service will not exceed the limit under Section 5.1 in effect for the tax year.

(2) The Make-Up Contributions will not exceed the maximum amount allowable as a deduction by the Employer in computing its federal income tax liability for the tax year coinciding with or ending during the applicable Plan Year.

(3) The Make-Up Contributions will not exceed the limit on annual additions under Section 5.4 for the applicable Plan Year.

(4) The Make-Up Contributions will not include any amount to make up for investment income during the period of Qualified Military Service and will not be eligible for an allocation of investment income until the contributions have been made.

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(5) The Make-Up Contributions will not include any amount to make up for Forfeitures that became available for allocation during the period of Qualified Military Service.

(e) The Make-Up Contributions will be excluded in applying the limit on annual additions under Section 5.4 and the limits on elective deferrals under Section 5.1.

Section 4.9 In-Plan Roth Rollovers

A Participant may elect an in-plan Roth rollover of any vested portion of the Participant’s Account (other than the portion of the Participant’s Account already in the Participant’s Roth Contribution Account). Such in-plan Roth rollover shall be transferred to the Participant’s Roth Contribution Account. Any portion of an in-plan Roth rollover that represents a portion of the Participant’s Account that is otherwise distributable may be accomplished by an in-plan Roth 60-day rollover in accordance with IRS Notice 2010-84. In addition, the Plan Administrator shall provide to any Participant requesting an in-plan Roth rollover of an otherwise distributable amount the written explanation required under Code § 402(f).

Article 5 Limitations on Contributions

Section 5.1 Limits on Elective Contributions

Elective Contributions on behalf of a Participant for any calendar year will be limited to $7,000 as adjusted under Code §402(g) for years after 1987 (the “402(g) Limit”). The 402(g) Limit in effect for 2023 is $22,500.

(a) The 402(g) Limit on Elective Contributions for each calendar year will be reduced if the Participant is also participating in a tax-sheltered annuity plan pursuant to Code §403(b), a simplified employee pension (“SEP”) plan pursuant to Code §408(k), or an individual retirement account or cash or deferred compensation arrangement pursuant to Code §401(k)(11) or 408(p) (“SIMPLE plan”). Participants who are also participating in an annuity plan, SEP, or SIMPLE plan must notify the Employer of any elective deferrals made on the Participant’s behalf to any combination of plans, and the portion of the elective deferrals that are in excess of the 402(g) Limit that the Participant is allocating to this Plan. The notice must be given on or before March 1 of the year following the year in which the amount in excess of the 402(g) Limit was contributed.

(b) If the Elective Contributions on behalf of a Participant exceed the 402(g) Limit for any calendar year or the Participant notifies the Employer of the allocation to this Plan of any before-tax or Roth elective deferrals made to a combination of plans, the Plan will distribute to the Participant the amount of the Elective Contributions in excess of the 402(g) Limit (allocated between Before-Tax Contributions and Roth Contributions in accordance with such rules and procedures adopted and administered by the Plan Administrator on a uniform, non-discriminatory basis) plus the investment income attributable to the excess on or before April 15 of the year following the year for which the amount in excess of the 402(g) Limit was made.

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(c) The amount of excess Elective Contributions distributed will be increased by any investment income and decreased by any investment loss attributable to the excess Elective Contributions, whether the income or loss is realized or unrealized. The amount of investment income or loss shall be determined up to a date that is no more than seven days before the distribution. The investment income on the excess will be determined by multiplying the investment income on the Participant’s Elective Contribution Account at the end of the Plan Year by a fraction, the numerator of which is the Participant’s excess deferral for the Plan Year and the denominator of which is the sum of the Participant’s Elective Contribution Account as of the beginning of the Plan Year plus the Elective Contributions made on behalf of the Participant for the Plan Year.

(d) The amount of excess Elective Contributions to be distributed to a Highly Compensated Employee with regard to a taxable year shall be reduced by any excess Elective Contributions distributed under Section 5.2(d) for the Plan Year ending with or within the taxable year.

Section 5.2 Nondiscrimination Test for Before-Tax Contributions

(a) ADP Test. As of the Effective Date, the Plan satisfies the safe harbor requirements of Code §401(k)(12) for those Participants eligible for a Safe Harbor Matching Contribution, and the ADP nondiscrimination test (“ADP Test”) does not apply to those Participants. To the extent the Plan ceases to satisfy these safe harbor requirements (or with respect to those Participants not eligible for a Safe Harbor Matching Contribution), it must satisfy the ADP test for each Plan Year. The ADP Test is satisfied if either:

(1) The Average Deferral Percentage of the ADP-Eligible Highly Compensated Employees for the preceding Plan Year is not more than 1.25 times the Average Deferral Percentage of all other ADP-Eligible Employees for the preceding Plan Year; or

(2) The Average Deferral Percentage of the ADP-Eligible Highly Compensated Employees for the Plan Year is not more than two percentage points greater than the Average Deferral Percentage of all other ADP-Eligible Employees for the applicable Plan Year and not more than two times the Average Deferral Percentage of all other ADP-Eligible Employees for the preceding Plan Year.

“ADP-Eligible” Employees are Employees who are eligible to make Before-Tax Contributions.

“Average Deferral Percentage” means, with respect to a group of ADP-Eligible Employees, the average of “Actual Deferral Ratios” of each ADP-Eligible Employee for the Plan Year, calculated separately for each ADP-Eligible Employee in the group.

“Actual Deferral Ratio” means the sum of the ADP-Eligible Employee’s Before-Tax Contributions and other contributions counted as Before-Tax Contributions under Treasury Regulation §1.401(k)-2 on behalf of the ADP-Eligible Employee, divided by the Section 415 Compensation of that group member. However, Catch-Up Contributions are not treated as Before-Tax Contributions for this purpose. Unless a contribution is counted under Treasury Regulation §1.401(k)-2, the Actual Deferral Ratio of an ADP-Eligible Employee who does not have any Before-Tax Contributions is zero. If the ADP-Eligible Employee is a Highly Compensated Employee, his elective contributions and compensation during the Plan Year under any other §401(k) plan of the Employer or a Related Employer shall be included in determining his Actual Deferral Ratio for the Plan (without regard to the plan year of the other 401(k) plan).

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(b) Special Rule for Early Participation. If the Plan permits an Employee to make Before-Tax Contributions even though the Employee has not satisfied the minimum age and service requirements of Code §410(a)(1)(A), the Plan may satisfy the requirements of subsection (a) by using the procedure described in either paragraph (1) or paragraph (2) below:

(1) Conducting the ADP Test using the Average Deferral Percentages of the following Participants who were eligible to make Before-Tax Contributions during the Plan Year:

(A) All Highly Compensated Employees; and

(B) Only the non-Highly Compensated Employees who satisfied the minimum age and service requirements of Code §410(a)(1)(A).

(2) Disaggregating the Plan into the following separate plans for purposes of conducting the ADP Test:

(A) A plan including Participants who satisfied the minimum age and service requirements of Code §410(a)(1)(A); and

(B) A plan including Participants who did not satisfy the minimum age and service requirements of Code §410(a)(1)(A).

(c) Aggregation. If the Plan is aggregated with any other qualified retirement plan of the Company for purposes of satisfying Code §401(k), 401(m), 401(a)(4), or 410(b), all such aggregated plans will be treated as a single plan for the ADP Test, except for the average benefit percentage test under Code §410(b)(2). Only plans having the same plan year and testing method may be aggregated to satisfy Code §401(k).

(d) Corrective Actions. If the Before-Tax Contributions for Highly Compensated Employees exceed the limit of the ADP Test, the excess deferrals will be corrected as follows:

(1) The total excess deferrals for Highly Compensated Employees will be determined by reducing the deferral percentages of Highly Compensated Employees, multiplying each affected Employee’s Compensation by the Employee’s percentage reduction, and adding the amounts for all affected Employees. The process will begin with the Highly Compensated Employee who has the highest deferral percentage, and will continue with the Highly Compensated Employee who has the next highest deferral percentage, and then the next, until the ADP Test is satisfied.

(2) The total excess deferrals will be allocated by reducing the Before-Tax Contributions of the Highly Compensated Employees. The process will begin with the Highly Compensated Employee who has the largest amount of Before-Tax Contributions, and will continue with the Highly Compensated Employee who has the next largest amount, and then the next largest, until the total has been allocated.

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(3) The excess deferrals allocated to affected Participants will be recharacterized or distributed as follows:

(A) If the Participant is eligible to make Catch-Up Contributions, the excess deferral will be recharacterized as a Catch-Up Contribution for the Participant to the extent possible and credited to the Participant’s Before-Tax Contribution Account as a Catch-Up Contribution; and

(B) If the Participant is not eligible to make Catch-Up Contributions or has made the maximum Catch-Up Contributions for the year, the excess deferral will be distributed to the Participant along with investment income attributable to the excess deferral not later than the last day of the Plan Year following the Plan Year for which the excess deferral was made. If the distribution is not made within 2 1/2 months after the end of the Plan Year for which the excess deferral was made, the Company will be subject to a 10% excise tax on the amount of the excess deferrals.

(e) If a Participant received a corrective distribution of excess deferrals for the calendar year that ends within the Plan Year for which excess deferrals were made, the amount of excess deferrals to be returned under subsection (d) above will be reduced by the amount of the corrective distribution.

(f) The investment income attributable to excess deferrals distributed to Participants to satisfy the ADP Test will be determined by multiplying the investment income on the Participant’s Before-Tax Contribution Account at the end of the Plan Year by a fraction, the numerator of which is the Participant’s excess deferral for the Plan Year and the denominator of which is the sum of the Participant’s Before-Tax Contribution Account as of the beginning of the Plan Year plus the Before-Tax Contributions made on behalf of the Participant for the Plan Year.

Section 5.3 Nondiscrimination Test for Matching and After-Tax Contributions

(a) Notwithstanding this Section 5.3, the non-discrimination rules of Code §401(m), including the requirements for discrimination testing, are otherwise deemed satisfied with respect to Active Participants receiving Safe Harbor Matching Contributions because the Plan satisfies the requirements of Code §401(m)(11).

(b) Non-Safe Harbor Matching and After-Tax Contributions for Highly Compensated Employees under this Plan and any other Code §401(m) plan maintained by the Employer will be limited so that the ACP nondiscrimination test is satisfied (the “ACP Test”).

(1) ACP Test. The ACP Test is satisfied if either:

(A) The Average Contribution Percentage of the Highly Compensated Employees for the Plan Year is not more than 1.25 times the Average Contribution Percentage of all other Eligible Employees for the applicable Plan Year; or

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(B) The Average Contribution Percentage of the Highly Compensated Employees for the Plan Year is not more than two percentage points greater than the Average Contribution Percentage of all other Employees for the applicable Plan Year and not more than two times the Average Contribution Percentage of all other Employees for the applicable Plan Year.

(2) Eligible Employees. For purposes of the ACP Test, “Eligible Employees” are Employees who are eligible to receive Non-Safe Harbor Matching Contributions or make After-Tax Contributions.

(3) Average Contribution Percentage. The “Average Contribution Percentage” of a group will be the average of the percentages, calculated separately for each Employee in the group, of each Employee’s Section 415 Compensation that is contributed as a Non-Safe Harbor Matching Contribution and After-Tax Contribution.

(4) Special Rule for Early Participation. If the Plan permits an Employee to make After-Tax Contributions or receive Non-Safe Harbor Matching Contributions even though the Employee has not satisfied the minimum age and service requirements of Code §410(a)(1)(A), the Plan may satisfy the requirements of subsection Section 5.2(a) by using the procedure described in either paragraph Section 5.3(a)(A) or (B) below:

(A) Conducting the ACP Test using the Average Contribution Percentages of the following Participants who were eligible to make After-Tax Contributions or receive Non-Safe Harbor Matching Contributions during the Plan Year:

(i) All Highly Compensated Employees; and

(ii) Only the non-Highly Compensated Employees who satisfied the minimum age and service requirements of Code §410(a)(1)(A).

(B) Disaggregating the Plan into the following separate plans for purposes of conducting the ACP Test:

(i) A plan including Participants who satisfied the minimum age and service requirements of Code §410(a)(1)(A); and

(ii) A plan including Participants who did not satisfy the minimum age and service requirements of Code §410(a)(1)(A).

(5) Aggregation. If the Plan is aggregated with any other qualified retirement plan of the Employer for purposes of satisfying Code §401(k), 401(m), 401(a)(4), or 410(b), all such aggregated plans will be treated as a single plan for the ACP Test, except for the average benefit percentage test under Code §410(b)(2). Only plans having the same plan year and testing method may be aggregated to satisfy Code §401(m).

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(c) If the After-Tax and Non-Safe Harbor Matching Contributions for Highly Compensated Employees exceed the limit of the ACP Test, the excess After-Tax and Non-Safe Harbor Matching Contribution for each Highly Compensated Employee will be determined using the leveling method described in Section 5.2(d). The vested excess Non-Safe-Harbor Matching Contributions and After-Tax Contributions will be distributed no later than the last day of the Plan Year following the Plan Year for which the excess contribution was made and the non-vested excess Non-Safe Harbor Matching Contributions will be treated as a Forfeiture. The correction of the excess contributions will be made not later than the last day of the Plan Year following the Plan Year for which the excess contributions were made. If the excess contributions are not corrected within 2 1/2 months after the end of the Plan Year for which the excess contributions were made, the Employer is subject to a 10% excise tax on the amount of the excess contributions. The correction will include investment income that is attributable to the excess contributions.

(d) The investment income attributable to excess contributions will be determined by multiplying the investment income on the Participant’s Non-Safe Harbor Matching Contributions and After-Tax Contributions at the end of the Plan Year by a fraction, the numerator of which is the Participant’s excess contribution for the Plan Year and the denominator of which is the sum of the Participant’s Non-Safe Harbor Matching Contribution Account and After-Tax Contribution Account as of the beginning of the Plan Year plus the Non-Safe Harbor Matching Contributions and After-Tax Contributions made for the Participant for the Plan Year.

Section 5.4 Maximum Annual Additions

(a) The total Annual Additions to the Participant’s accounts in this Plan and any other qualified defined contribution plan maintained by the Employer will not exceed the smaller of the following:

(1) $40,000, as adjusted for increases in the cost-of-living under Code §415(d) (the adjusted limit for 2023 is $66,000); or

(2) 100% of the Participant’s Section 415 Compensation for the Limitation Year, up to $200,000, as adjusted for increases in the cost-of-living under Code §401(a)(17) (the adjusted limit for 2023 is $330,000).

This limitation will not apply to contributions for medical benefits within the meaning of Code §§401(h) and 419A(f)(2) provided after Termination of Employment which would otherwise be included as Annual Additions.

(b) Annual Additions are the total of the following amounts credited to the Participant’s Accounts for the Limitation Year:

(1) Employee and Employer contributions;

(2) Forfeitures;

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(3) Amounts allocated after March 31, 1984 to an individual medical account, as defined in Code §415(l)(2), which is part of a pension or annuity plan maintained by the Employer;

(4) Amounts derived by a “key employee,” as defined in Code §416(i)(1), in taxable years ending after 1985 that are attributable to post-retirement medical benefits allocated to the account of the key employee under a welfare benefit fund, as defined in Code §419(e), maintained by the Employer; and

(5) Amounts allocated to a simplified employee pension plan, as defined in Code §408(k)(6).

(c) For purposes of the limitations on Annual Additions:

(1) All defined contribution plans maintained by the Employer and Related Employers will be considered as a single defined contribution plan, whether or not such plans are terminated;

(2) Rollover Contributions under Section 4.4 and catch-up contributions under Section 4.1(e) will not be included in Annual Additions; and

(3) If the Plan terminates during the Plan Year, the maximum Annual Addition for the resulting Limitation Year of less than 12 months will be 1/12th of the limit at the beginning of the Plan Year times the number of months in the short Plan Year.

(d) If the Annual Additions exceed the limit, the excess attributable to Forfeitures will be deemed to have been allocated last, and excess Annual Additions attributable to a welfare benefit fund or an individual medical account will be deemed to have been allocated first.

(e) If Annual Additions exceed the limit, the excess may be corrected only through the Employee Plans Compliance Resolution System.

(f) If Annual Additions exceed the limit because the allocation date of this Plan coincides with the allocation date of another plan, the excess will be attributed to the plans as follows:

(1) If the other plan is a §401(k) plan, the excess will be attributed to elective deferral contributions to the other plan before contributions to this Plan;

(2) If the other plan is an employee stock ownership plan, or a defined contribution plan that is subject to the minimum funding standards of Code §412, the excess will be attributed to contributions to this Plan before contributions to the other Plan; and

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(3) If an excess amount remains, the excess amount attributable to this Plan will be the product of:

(A) The total excess amount allocated as of such date, and

(B) The ratio of the Annual Additions under this Plan to the Annual Additions under this Plan and all other defined contribution plans, whether or not such plans are pre-approved plans.

For purposes of this subsection (f), “allocation date” means the last day of the Plan Year. The Plan Administrator may, in its discretion, designate more frequent periodic allocation dates and interim or other special allocation dates for any purpose at any time.

Article 6 Participant Accounts

Section 6.1 Individual Accounts

The Plan Administrator will establish and maintain, as necessary the following Accounts or sub-accounts for each Participant:

(a) After-Tax Post-2015 Contribution Account;

(b) After-Tax Pre-2016 Contribution Account, which shall be divided into pre-1987 and post-1986 subaccounts as necessary;

(c) Before-Tax Post-2015 Contribution Account;

(d) Before-Tax Pre-2016 Contribution Account;

(e) Roth Contribution Account;

(f) Non-Safe Harbor Matching Contribution Post-2015 Account;

(g) Non-Safe Harbor Matching Contribution Pre-2016 Account;

(h) Non-Safe Harbor Company Stock Match Account;

(i) Safe Harbor Matching Contribution Account;

(j) Safe Harbor Company Stock Match Account;

(k) Pre-2002 Matching Contribution Account;

(l) Rollover Account;

(m) Retirement Contribution Account;

(n) Dividends - Retirement Contribution Account;

(o) Discretionary/Money Purchase Account;

(p) Transfer Discretionary Employer Contribution Account;

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(q) Dividend Transfer Discretionary Employer Contribution Account;

(r) Special Employer Contribution Account; and

(s) Qualified Nonelective Contribution Account.

The separate Accounts will be for accounting purposes, and will not require any segregation of assets for investment or other purposes.

Section 6.2 Participant Investment Elections

(a) The Plan Administrator will establish procedures for investment elections, including the minimum percentage and the incremental percentage of a Participant’s Accounts that may be invested in each Investment Option.

(b) Participants may elect to invest their Accounts in any one or more of the investment funds or through a self-directed brokerage account made available to Participants for this purpose (“Investment Options”). If a Participant elects more than one Investment Option, the Participant must specify the amount to be invested in each Investment Option. The Investment Options will include at least three mutual funds, collective investment funds or other pooled investment funds. Investment in an Investment Option may be subject to a condition that funds be held in the Investment Option for a specified length of time. In addition, the Plan Administrator may establish and administer operational rules for investments in self-directed brokerage accounts on a uniform, non-discriminatory basis.

(c) The Plan Administrator will establish default investment procedures providing that if a Participant fails to make any investment election, the Plan Administrator shall invest the Participant’s Accounts in one or more default Investment Options.

(d) The Plan and Trust are intended to constitute a plan described in Section 404(c) of ERISA, such that the Plan’s fiduciaries are relieved from liability for any losses that are the result of investment instructions given by Participants, alternate payees or Beneficiaries, and the Plan shall be administered and interpreted to the greatest extent possible consistent with that intent.

Section 6.3 Adjustments to Accounts

(a) Amounts contributed by, or on behalf of, a Participant shall be credited to the appropriate Accounts of a Participant as soon as administratively feasible.

(b) Any distributions to a Participant and withdrawals by a Participant shall be subtracted from the Participant’s Accounts. Also, to the extent applicable, any loan fees and any administrative fees may be subtracted from the Participant’s Accounts.

(c) A Participant who has an outstanding loan from his Accounts shall have loan payments made by the Participant credited to his Accounts.

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(d) The Plan Administrator shall separately account for the amounts in each Account of the Participant and shall separately allocate withdrawals, distributions, and other credits or charges among the Participant’s Accounts on a reasonable and consistent basis.

(e) Investment income for an accounting period will be allocated as of the last day of the accounting period. Investment income will be allocated to Participant Accounts by any reasonable method established by the Plan Administrator for the accounting period. Any investment income that is not directly attributable to any Participant’s Accounts will be treated as a Forfeiture.

(f) All expenses incurred by the Employer, the Plan Administrator, or the Trustee for administration of the Plan may be paid from Plan assets to the extent that the expenses are reasonable and are not paid or reimbursed by the Employer or Participants. The Employer may pay or reimburse the Trust for any expense. A Participant may pay or reimburse the Trust for any expense charged to the Participant’s Accounts. If the Employer pays a reasonable expense, the Employer may, upon written request, be reimbursed from Plan assets even though an agreement between the Employer and another person relating to the payment of expenses provides that the Employer will pay the expense. Expenses paid or reimbursed from Plan assets will be allocated to Participants’ Accounts by any reasonable method established by the Plan Administrator for the accounting period.

(g) The Employer and the Plan Administrator are entitled to reimbursement from the Plan assets for expenses incurred for the investment, management, or protection of Plan assets, even if an agreement (such as a custodial services agreement or an investment management agreement) relating to the expenses provides that the Employer or Plan Administrator will pay the expenses.

(h) The Plan Administrator may correct any error by making adjustments to Participants’ Accounts. The Employer may make an additional or alternative contribution where appropriate to correct an error, or may forfeit any erroneous contribution. Any contribution made under this subsection shall be allocated in a manner which corrects the error.

Article 7 Company Stock Accounts

Section 7.1 Employee Stock Ownership Plan

The portion of the Plan composed of Participants’ Company Stock Accounts is intended to qualify as an employee stock ownership plan under Code §4975(e)(7) (the “ESOP portion”). The ESOP portion is maintained as a portion of the Plan as authorized by Treasury Regulation §54.4975-11(a)(5). The remaining part of the Plan is intended to be a profit sharing plan which meets the requirements for qualification under Code §401(a) and 401(k) (the “profit sharing portion”). Together the ESOP portion and the profit sharing portion constitute the entire Plan and are intended to be a single plan under Treasury Regulation §1.414(1)-1(b)(1).

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Section 7.2 Definitions

For purposes of this Article 7, the following terms shall have the meaning set forth below:

(a) The term “Cash Dividends” means the cash dividends that are paid on or after March 1, 2002 by the Company with respect to Company Stock held in the Trust.

(b) The term “Company Stock” means common stock issued by the Company (or by a corporation which is a member of the same controlled group) which is readily tradable on an established securities market.

(c) The term “Payment Election” means a completed election made under Section 7.3 pursuant to which a Participant has affirmatively elected to have his or her Cash Dividends paid to the Trustee and distributed by the Trustee to the electing Participant outside the Plan. To the extent administratively feasible, the Trustee will distribute the Cash Dividends to Participants on the same day the Cash Dividends are paid to the Trustee. The Plan Administrator may, in its sole discretion, which shall be applied in a uniform and non-discriminatory manner, instead (i) allow Participants to affirmatively elect to have their Cash Dividends paid to the Trustee and distributed by the Trustee to the Participants no later than 90 days after the end of the Plan Year in which paid to the Trustee, or (ii) allow Participants to affirmatively elect to have their Cash Dividends paid directly to them in cash outside the Plan.

Section 7.3 Election to Receive Dividends on Company Stock Fund.

(a) The Plan Administrator shall prescribe rules and procedures that allow each Participant with an interest in Company Stock to elect to have Cash Dividends distributed outside the Plan rather than paid to the Plan and reinvested in Company Stock. To the extent administratively feasible, the Trustee will distribute the Cash Dividends to Participants on the same day the Cash Dividends are paid to the Trustee. The Plan Administrator may, in its sole discretion, which shall be applied in a uniform and nondiscriminatory manner, instead (i) allow Participants to affirmatively elect to have their Cash Dividends paid to the Trustee and distributed by the Trustee to the Participants no later than 90 days after the end of the Plan Year in which paid to the Trustee, or (ii) allow Participants to affirmatively elect to have their Cash Dividends paid directly to them in cash outside the Plan. Such rules and procedures that are prescribed by the Plan Administrator shall be in accordance with the terms of the Plan or, to the extent not specified in the Plan, the requirements that must be satisfied in order for a federal income tax deduction to be allowed under Code §404(k) with respect to the amount of Cash Dividends (including the requirement that the election to receive Cash Dividends be irrevocable for the period to which it applies and including the requirement set forth in Code §404(k)(2)(b)).

(b) In the event a Participant does not complete a Payment Election, the Cash Dividends allocated to the Participant shall be automatically paid to the Plan, allocated to the Participant’s Company Stock Account, and reinvested in Company Stock. Participants may make or change a Payment Election in the manner prescribed by the Plan Administrator. In the absence of a valid Payment Election, if a hardship withdrawal is processed on an ex-dividend date for a Participant with a Company Stock Account, the Participant shall be deemed to have a Payment Election in effect solely with respect to said ex-dividend date, and the applicable Cash Dividends shall be distributed or paid to the Participant in accordance with the provisions of this Section 7.3.

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(c) Cash Dividends that are paid or reinvested pursuant to Code §404(k)(2)(A)(iii) and the provisions of this Section 7.3 shall not be considered to be annual additions for purposes of Code §415(c), elective deferrals for purposes of the elective deferral limitation under Code §402(g), elective contributions for purposes of Code §401(k) or employee contributions for purposes of Code §401(m).

(d) Notwithstanding the foregoing provisions of this Section 7.3, Participants who are residents of states that have not amended their tax laws to conform with Code §404(k)(2), as amended by the Economic Growth & Tax Relief Act of 2001, shall have their respective Cash Dividends distributed to them in cash, in the same manner as if they had completed a Payment Election.

Section 7.4 ESOP Requirements

To the extent required by applicable law, the Company reserves the right to amend the Plan to conform to any applicable statutory or regulatory requirements.

Section 7.5 Additional Rules for Company Stock Accounts.

(a) As of the Transaction Date, the Kellogg Company common stock reflected in each Participant’s Company Stock Account shall be exchanged for shares of Company Stock and Kellanova Stock. The Kellanova Stock received in that exchange will be held in a Kellanova Stock Subaccount in each Participant’s Company Stock Account.

(b) On and after the Transaction Date, no purchases of Kellanova Stock shall be permitted. The Plan Administrator shall direct the Trustee to sell any Kellanova Stock remaining in a Participant’s Company Stock Account as of the third business day following the first date on which Kellanova releases earnings that is at least 12 months after the Transaction Date in accordance with such rules and procedures prescribed by the Plan Administrator, which may include, without limitation, a rule prohibiting the sale by the Plan of Kellanova Stock on any trading day in excess of 10% of the number of shares of Kellanova Stock traded that day. In addition, any dividends on Kellanova Stock held in a Participant’s Company Stock Account after the Transaction Date shall be transferred to and invested in the investment fund or funds in accordance with the Participant’s investment direction for current contributions (or in the absence of such direction the Plan’s “qualified default investment arrangement”).

(c) In accordance with such rules and procedures prescribed by the Plan Administrator, on and after January 1, 2024, no more than 20% of the value of a Participant’s Accounts may be invested in the Company Stock Account , and no more than 20% of the Participant’s ongoing contributions may be invested in the Company Stock Account. To the extent the value of a Participant’s Company Stock Account exceeds 20% of the value of the Participant’s Accounts, further investment in Company Stock (other than reinvestment of cash dividends under Section 7.3(b) or the investment of ongoing contributions contemplated by the preceding sentence) shall be prohibited.

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Article 8 Vesting

Section 8.1 Vested Percentage

(a) Fully Vested Accounts. All amounts credited to the following Accounts of a Participant are fully vested and nonforfeitable:

(1)	After-Tax Post-2015 Contribution Account;

(2)	After-Tax Pre-2016 Contribution Account;

(3)	Before-Tax Post-2015 Contribution Account;

(4)	Before-Tax Pre-2016 Contribution Account;

(5)	Non-Safe Harbor Matching Contribution Post-2015 Account;

(6)	Non-Safe Harbor Matching Contribution Pre-2016 Account;

(7)	Non-Safe Harbor Company Stock Match Account;

(8)	Safe Harbor Matching Contribution Account;

(9)	Safe Harbor Company Stock Match Account;

(10)	Pre-2002 Matching Contribution Account;

(11)	Rollover Account;

(12)	Dividends—Retirement Contribution Account;

(13)	Discretionary/Money Purchase Account;

(14)	Dividend Transfer Discretionary Employer Contribution Account;

(15)	Special Employer Contribution Account; and

(16)	Qualified Nonelective Contribution Account.

(b) Retirement Contribution Account. A Participant will become fully vested in his Retirement Contribution Account upon completion of three Years of Vested Service. A Participant will also become fully vested in his Retirement Contribution Account if, while the Participant is employed by the Employer, the Participant attains Normal Retirement Age, becomes Disabled, or dies.

(c) Transfer Discretionary Employer Contribution Account. A Participant’s Transfer Discretionary Employer Contribution Account is subject to the vesting schedule that applied to the transferred amounts under the Kellanova Pringles Savings & Investment Plan.

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Section 8.2 Forfeitures of Nonvested Amounts

After a Participant has a Severance from Service, the Plan Administrator shall determine the Participant’s vested benefits credited to his Accounts under Section 9.1. The nonvested amount credited to his Accounts shall be forfeited as of the following date:

(a) If the Participant receives a final distribution of the vested amount credited to his Accounts, on the date of the distribution; or

(b) If the Participant incurs a Five-Year Break in Service before receiving a final distribution of the vested amount credited to his Accounts, as of the last day of the Plan Year during which the Five-Year Break in Service occurs.

If a Participant does not have a vested amount credited to his Accounts, he shall be deemed to have received a distribution of his vested benefits on the date of his Severance from Service.

Section 8.3 Restoration of Forfeitures Upon Reemployment

(a) Conditions for Restoration. If a Participant has a Severance from Service, forfeits the nonvested amount credited to his Accounts and is reemployed by the Employer before incurring a Five-Year Break in Service, the following rules apply:

(1) If the Participant received a distribution of vested benefits from his Accounts, the amount of the Participant’s Forfeiture shall be restored to the Participant’s Accounts in the Plan Year in which the Participant repays the amount distributed from his Accounts. The amount distributed may be repaid in installments. However, to qualify for a restoration of a Forfeiture under this Section, the full amount must be repaid before the earlier of the following dates:

(A) The fifth anniversary of the Participant’s Reemployment Date; or

(B) The last day of the Plan Year in which the Participant incurs a Five-Year Break in Service.

(2) If the Participant did not have any vested amount credited to his Accounts before the Severance from Service, the amount of the Participant’s Forfeiture shall automatically be restored to the Participant’s Accounts as soon as administratively feasible after the Participant is reemployed.

(b) Source of Restoration. The restoration shall be provided out of the following sources, to the extent necessary and in the following order:

(1) From Forfeitures occurring during the Plan Year.

(2) From an Employer contribution made solely for the reemployed Participant.

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Section 8.4 Vested Service After Reemployment

If a Participant has a Severance from Service and is subsequently reemployed by the Employer, his prior Years of Vested Service shall be counted after his reemployment only in the following situations:

(a) If the Participant was vested in any portion of his Accounts before the Severance from Service; or

(b) If the Participant has not incurred a Five-Year Break in Service.

However, if an amount is forfeited under Section 8.2 and not restored under Section 8.3, the amount of the Forfeiture shall not change even if the Participant subsequently earns additional Years of Vested Service.

Section 8.5 Accounting After Reemployment

A reemployed Participant shall have two subaccounts for his Retirement Contribution Account if the Participant:

(a) Left the vested portion of his Retirement Contribution Account in the Plan after having a Severance from Service; and

(b) Incurred a Five-Year Break in Service before becoming reemployed by the Employer and there was a Forfeiture of the nonvested portion of his Retirement Contribution Account.

One subaccount shall be the Participant’s pre-termination Account Balance, which shall be 100% vested. The other subaccount shall include post-reemployment additions to the Participant’s Retirement Contribution Account.

Years of Vested Service earned by the Participant after reemployment, plus any Years of Vested Service earned before reemployment and retained under Section 8.4, shall be used to determine the vested portion of the Participant’s post-reemployment subaccount. When the Participant’s post-reemployment subaccount becomes 100% vested, the two subaccounts shall be merged.

Each other reemployed Participant shall have one Retirement Contribution Account. The Account shall contain any repayment and restoration of pre-termination amounts, as required by Section 8.3, plus all post-reemployment additions. Years of Vested Service earned by the Participant after reemployment, plus any Years of Vested Service earned before reemployment and retained under Section 8.4, shall be used to determine the vested portion of the Participant’s Account.

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Section 8.6 Amendments to Vesting Schedule

No amendment to the Plan shall have the effect of decreasing a Participant’s vested benefits determined as of the later of the date the amendment is adopted or the date it becomes effective.

If the Plan’s vesting schedule is amended or the Plan is amended in any way that directly or indirectly affects the computation of the Participant’s nonforfeitable percentage, each Participant with at least three Years of Vested Service may elect, within a reasonable period after the adoption of the amendment or change, to have the nonforfeitable percentage computed under the Plan without regard to the amendment or change.

The period during which the election may be made shall commence with the date the amendment is adopted or deemed to be made and shall end on the latest of:

(a)	60 days after the amendment is adopted;

(b)	60 days after the amendment becomes effective; or

(c)	60 days after the Participant receives notice of the amendment.

Article 9 Benefits

Section 9.1 Payment After Termination of Employment

A Participant will be entitled to receive distribution of the Participant’s entire Account Balance upon Termination of Employment, as provided in this Article 9.

Section 9.2 Time of Payment After Termination of Employment

Benefit payments to a Participant may begin as soon as practicable after the Participant’s Termination of Employment as follows:

(a) Time for Payment Generally. Unless the Participant elects otherwise, benefits must be paid within 60 days after the close of the Plan Year in which the later of the following occurs:

(1) The Participant attains age 65; or

(2) The Participant’s Termination of Employment.

No distribution is required under this subsection if a Participant who is eligible for a distribution fails to request a distribution. The Participant shall be considered to have elected a deferred distribution.

(b) Required Beginning Date Distribution Rule. Despite any contrary election by the Participant, the distribution of benefits to a Participant shall begin no later than the Participant’s Required Beginning Date. Additional information is contained in Section 9.8.

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(c) Distribution of Small Account Balances. Regardless of any other provision in the Plan, if a Participant is eligible to request a distribution under this Article and the total vested amount credited to the Participant’s Accounts does not exceed $5,000, the following rules apply:

(1) The Plan will distribute the Account Balance to the Participant in a lump sum payment as soon as administratively practicable after the Participant’s Termination of Employment.

(2) If the Account Balance is more than $1,000, but not more than $5,000, the Plan Administrator may:

(A) Establish an IRA for the Participant with a qualified IRA provider and direct the Trustee to pay the Account Balance by direct rollover to the IRA at any time after the Participant’s Termination of Employment. The Plan Administrator will direct the IRA provider to invest the IRA in an investment product designed to preserve principal and provide a reasonable rate of return and will provide written notice to the Participant regarding the IRA and direct rollover payment; or

(B) Maintain the Participant’s Accounts until the Participant attains his Required Beginning Date and charge an appropriate share of the administration expenses to the Accounts.

Section 9.3 Forms of Payment

A Participant who is entitled to a distribution from the Plan under this Article 9 may elect to receive payment in one of the following forms of payment:

(a) Lump Sum. Payment of a Participant’s Account Balance will be made in the form of a single lump sum unless the Participant is eligible for and elects one of the optional forms of payment is subsections (b) or (c) below, subject to Section 9.2.

A distributee who elects a single lump sum distribution may elect to receive all or any portion of the Participant’s Accounts that is invested in Company Stock in whole shares of Company Stock, except that the value of any fractional share will be paid in cash.

(b) Installments. Annual, semi-annual, quarterly or monthly installments of a fixed amount or for a fixed period of time payable until the Account Balance is exhausted. Such fixed amount may be changed by the Participant as of any month by giving advance notice to the Plan Administrator in accordance with the procedures adopted by the Plan Administrator. The minimum installment payment under this Section is $1,000 or the remaining unpaid Account Balance, if smaller. Installment distributions shall be processed pro rata from each Investment Option in the Participant’s Account.

(c) Partial Distribution. A one-time payment of a portion of the Account Balance at any time. A Participant may make any number of such requests. Partial distributions cannot include any amount of Company Stock.

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Section 9.4 Distribution on Account of Death

(a) Benefit. If a Participant dies before the Participant’s entire Account Balance is distributed, the Participant’s Beneficiary will be entitled to receive the Participant’s entire remaining Account Balance. A Beneficiary shall not be entitled to disclaim any benefit to which the Beneficiary may become entitled under this Plan, and any purported disclaimer shall not be recognized by the Plan Administrator and shall be void with respect to the Plan.

(b) Death of Participant During Qualified Military Service. The Beneficiary of any Participant who dies while performing Qualified Military Service will be entitled to any additional benefit (other than contributions relating to the period of Qualified Military Service) that would have been provided under the Plan had the Participant resumed employment on the day preceding the Participant’s death and then had a Termination of Employment on account of death.

(c) Commencement of Benefit Payments. Benefit payments to a Beneficiary of a deceased Participant may begin as soon as practicable after the Participant’s death.

(1) The Plan Administrator will direct the Trustee to pay the Account Balance in a lump sum payment to the Beneficiary no later than 60 days after the end of the Plan Year following the Plan Year in which the Participant dies.

(2) Benefits payable to a Beneficiary may be paid without the Beneficiary’s consent, even if the Beneficiary is the Participant’s surviving Spouse.

(d) Form of Payment.

(1) If the Participant’s Beneficiary is the Participant’s surviving Spouse, payment may be made in the form of a lump sum or another optional form of payment as described under Section 9.3. The surviving Spouse may elect to defer the timing of the payment, subject to Section 9.8.

(2) If the Participant does not have a surviving Spouse, or if the Participant’s Beneficiary is not the Participant’s surviving spouse, payment will be made in the form of a lump sum, provided that the distribution shall be completed not later than December 31 of the calendar year which contains the fifth anniversary of the Participant’s death.

(3) A deceased Participant’s Accounts may be distributed by direct rollover to an eligible retirement plan specified by a non-Spouse Beneficiary of the deceased Participant to the extent the amount distributed otherwise qualifies as an eligible rollover distribution under the terms of the Plan.

(e) Death After Required Beginning Date. Notwithstanding any elections made by the Participant or a Beneficiary, if a Participant dies after attaining the Required Beginning Date and after distribution has commenced, the Participant’s remaining Account Balance, if any, shall be distributed to the Beneficiary at least as rapidly as under the method of distribution in effect on the date of the Participant’s death.

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(f) Death of Beneficiary. If a Participant’s surviving Spouse is receiving installment distributions and the surviving Spouse dies before the entire Account Balance is distributed, the remainder of the Account Balance shall be distributed to the surviving Spouse’s Beneficiary at least as rapidly as under the method of distribution in effect at the time of the Spouse’s death. On the death of a non-Spouse Beneficiary who is entitled to benefit payments, the Participant’s remaining Account Balance shall be distributed to the Beneficiary of the non-Spouse Beneficiary within a reasonable time after the Beneficiary’s death. If the Participant’s surviving Spouse or non-Spouse Beneficiary fails to designate a Beneficiary, or if the designated Beneficiary does not survive the Participant’s surviving Spouse or non-Spouse Beneficiary, distribution shall be made in equal shares to the members of the first of the classes listed below having a living member on the date the distribution is payable. The classes, in order of priority, are as follows:

(1) The Surviving Spouse’s or non-Spouse Beneficiary’s spouse;

(2) The Surviving Spouse’s or non-Spouse Beneficiary’s children, in equal shares; however, where a child otherwise eligible to receive a portion of the Surviving Spouse’s or non-Spouse Beneficiary’s benefit under this subsection has predeceased the Surviving Spouse or non-Spouse Beneficiary, that child’s share shall be:

(A) Distributed to his children in equal shares, but

(B) If no such children exist, the portion shall be distributed equally among the remaining children of the Surviving Spouse or non-Spouse Beneficiary; and

(3) The Surviving Spouse’s or non-Spouse Beneficiary’s estate.

(g) Payments to Minor Child. Any amount paid to a minor child shall be treated, in accordance with applicable regulations, as if it had been paid to the Participant’s surviving Spouse if such amount will become payable to the surviving Spouse upon such child reaching majority.

Section 9.5 Designation of Beneficiary

(a) A Participant (or an alternate payee to the extent permitted under a qualified domestic relations order) may designate a Beneficiary or Beneficiaries and may change the Beneficiary designation from time to time; provided, however, that if a Participant is married at the time of the Participant’s death, the Beneficiary will be the surviving Spouse unless the Participant, with the consent of the Spouse, has designated another person to be the Beneficiary. The Spouse’s consent must be:

(1) In a writing acknowledging the effect of the consent; and

(2) Signed by the Participant’s Spouse and witnessed by a notary public.

A Spouse’s consent shall be effective only with respect to the specific Beneficiary named in the consent. However, consent of a Participant’s Spouse shall not be required if it is established to the satisfaction of a Plan representative that such consent may not be obtained because there is no Spouse, or because the Spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may by regulations prescribe.

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(b) A beneficiary designation must be on a form provided or approved by the Plan Administrator and will be effective only when filed with the Plan Administrator during the Participant’s lifetime. A beneficiary designation filed with the Plan Administrator will automatically cancel all beneficiary designations previously filed. With respect to any Participant who became eligible to participate in this Plan on or after the Effective Date and before the Transition Date, any beneficiary designation properly filed with the plan administrator of the Kellanova Plan shall remain in effect with respect to this Plan until it is revoked or superseded in accordance with the terms of this Plan.

(c) If the Participant has designated the Participant’s Spouse as a Beneficiary, and the marriage terminates by divorce or annulment, the termination of the marriage will automatically cancel the designation of the Spouse as a Beneficiary unless otherwise provided in a Beneficiary designation filed after the termination of the marriage or in a Qualified Domestic Relations Order.

(d) If the Participant fails to designate a Beneficiary, or if no designated Beneficiary survives the Participant, distribution shall be made in equal shares to the members of the first of the classes listed below having a living member on the date the distribution is payable. The classes, in order of priority, are as follows:

(1) The Participant’s Spouse;

(2) The Participant’s children, in equal shares; however, where a child otherwise eligible to receive a portion of the Participant’s benefit under this subsection has predeceased the Participant, that child’s share shall be:

(A) Distributed to his children in equal shares, but

(B) If no such children exist, the portion shall be distributed equally among the remaining children of the Participant; and

(3) The Participant’s estate.

(e) The facts as shown by the records of the Plan Administrator at the time of death shall be conclusive as to the identity of the proper payee, and the records of the Trustee shall be conclusive as to the amount properly payable. The distribution made in accordance with such state of facts shall be treated as a complete discharge of all obligations under the provisions of the Plan.

(f) If a Plan fiduciary acts in accordance with ERISA, Title I, Subtitle B, Part 4, in determining whether a Participant’s Spouse has consented to the Participant’s designation of a Beneficiary other than the Spouse or that the consent of the Spouse may not be obtained because there is no Spouse, the Spouse cannot be located or other circumstances prescribed by the Secretary of the Treasury by regulations, then to the extent of payments made pursuant to that consent, revocation or determination, the Plan and its fiduciaries shall have no further liability.

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Section 9.6 Consent to Benefit Payments

(a) If benefits are payable to a Participant, benefits will not be paid without the Participant’s consent unless:

(1) The distribution is required under Section 9.8 (age 72 rules);

(2) The Participant’s Account Balance is $5,000 or less; or

(3) The Plan has terminated and neither the Company nor any Related Employer maintains any tax-qualified defined contribution plan other than an employee stock ownership plan.

(b) Benefits payable to an alternate payee or the alternate payee’s beneficiary under a Qualified Domestic Relations Order may be paid without consent.

Section 9.7 Direct Rollovers

(a) Participants, surviving Spouses, and alternate payees under Code §414(p) may elect to have all or part of the benefits payable to them paid directly to an IRA or other Eligible Retirement Plan. Beneficiaries other than surviving Spouses may elect to have all or any part of their benefits paid to them or directly to an IRA that is designated as an inherited IRA and names both the Participant and the Beneficiary. A Participant, Beneficiary, or alternate payee may not designate more than one IRA or other Eligible Retirement Plan to receive a payment by direct rollover. Payments will be made by direct rollover only if made directly to an IRA or another qualified retirement trust and only if the benefit is payable in a lump sum payment or installment payments over a period of less than ten years and the payments are not required minimum distributions or hardship withdrawals.

(b) The Plan Administrator shall provide a notice of rights to a direct rollover to each Participant, surviving Spouse or alternate payee who is eligible for a direct rollover at least 30 days, and no more than 180 days, before a benefit is to be paid. The Participant, surviving Spouse or alternate payee must consent to the distribution after receiving the notice. The Participant, surviving Spouse or alternate payee shall have a period of at least 30 days after receiving the notice to consider whether to elect a distribution, and if applicable, an optional form of payment, except as provided under Treasury Regulation §1.411(a)-11(c). Distribution may commence less than 30 days after the notice, so long as the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option); and the Participant, after receiving the notice, affirmatively elects a distribution.

Section 9.8 Required Minimum Distributions

(a) The Plan will comply with the minimum distribution requirements of Code §401(a)(9) and Treasury Regulation §§1.401(a)(9)-2 through -9, including the incidental death benefit requirements under Code §401(a)(9)(G), but not including Treasury Regulation §1.401(a)(9)-6, regardless of whether the Participant or Beneficiary has applied for or consented to payment.

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(b) Payments to a Participant will begin no later than the Participant’s Required Beginning Date.

(c) If the Participant is not married on the Required Beginning Date, the required minimum distribution for each calendar year will be determined by dividing the Participant’s Account Balance as of the last Valuation Date of the previous year by the factor from the Uniform Lifetime Table under Treasury Regulation §1.401(a)(9)-9 for the Participant’s age as of the Participant’s birthday in the current year. If the Participant is married on the Required Beginning Date, the required minimum distribution amount for each calendar year will be determined by dividing the Participant’s Account Balance as of the last Valuation Date of the previous year by the factor in the Joint and Last Survivor Table under Treasury Regulation §1.401(a)(9)-9 for the ages of the Participant and Spouse as of their birthdays in the current year.

(d) If the Participant dies before the Required Beginning Date, all payments will be made no later than December 31 of the fifth calendar year (or, if the Participant has designated a Beneficiary, the tenth year) that begins after the Participant’s death except as follows:

(1) Payments to the Participant’s surviving Spouse will begin no later than December 31 of the first calendar year beginning after the Participant’s death or December 31 of the calendar year in which the Participant would have attained age 72, whichever is later. The required minimum distribution for each calendar year will be determined by dividing the Participant’s Account Balance as of the last Valuation Date of the previous year by the factor from the Uniform Lifetime Table under Treasury Regulation §1.401(a)(9)-9 for the Participant’s age in the year of the Participant’s death reduced by one for each subsequent year or the factor for the Spouse’s age as of the Spouse’s birthday in the current year, whichever factor is greater. After the surviving Spouse dies, the required minimum distribution will be determined using the factor for the Spouse’s age in the year of the Spouse’s death reduced by one for each subsequent year.

(2) Payments to an individual Beneficiary (other than the Participant’s surviving Spouse) who is an “eligible designated beneficiary” as defined in Code §401(a)(9)(E)(ii) will begin no later than December 31 of the first calendar year beginning after the Participant’s death. The required minimum distribution for each calendar year will be determined by dividing the Participant’s Account Balance as of the last valuation of the previous year by the factor from the Uniform Lifetime Table under Treasury Regulation §1.401(a)(9)-9 for the Participant’s age in the year of the Participant’s death reduced by one for each subsequent year or the factor for the Beneficiary’s age as of the Beneficiary’s birthday in the current year, whichever factor is greater. If an “eligible designated beneficiary” dies before the portion of the Participant’s interest to which this paragraph (2) applies is entirely distributed, the exception under this paragraph (2) shall not apply to any Beneficiary of such “eligible designated beneficiary” and the remainder of such portion shall be distributed within 10 years after the death of such “eligible designated beneficiary.”

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(e) If the Participant dies after the Required Beginning Date, payments will continue at least as rapidly as before the Participant’s death.

(f) Where a Participant’s Accounts are invested 100% in Company Stock or where there are insufficient funds available in non-Company Stock investment options to satisfy the entire amount of the required minimum distribution, the number of shares of Company Stock needed to make the required minimum distribution shall be sold and the entire distribution shall be paid in cash.

Section 9.9 Missing Participants and Forfeitures

(a) The Plan Administrator shall make a reasonable effort to locate a Participant or Beneficiary who is entitled to payment. If after reasonable effort the Plan Administrator cannot locate the Participant or Beneficiary, the Plan Administrator may authorize payment to another Beneficiary.

(b) If after reasonable effort the Plan Administrator cannot locate the Participant or any Beneficiary who is entitled to payment, the Plan Administrator may treat the payment as a Forfeiture. If the Participant or a Beneficiary entitled to payment later makes a claim for the Forfeiture, the Plan Administrator shall restore such amount to the Participant or Beneficiary.

(c) Forfeitures may be used to satisfy any contribution that may be required under the Plan or to pay administrative expenses of the Plan no later than 12 months after the end of the Plan Year in which the forfeitures were incurred. For purposes of the preceding sentence, forfeitures incurred during any Plan Year that begins before January 1, 2024, will be treated as having been incurred in the first Plan Year that begins on or after January 1, 2024.

Section 9.10 Distribution Rules for Discretionary/Money Purchase Accounts

Notwithstanding any provision of the Plan to the contrary, if the value of a Participant’s Discretionary/Money Purchase Account exceeds $5,000 as of the date distribution is to be made, the provisions of this Section 9.10 shall apply.

(a) Normal Form of Distribution. The Discretionary/Money Purchase Account shall be paid in the following normal forms of distribution unless the Participant elects to have the Account paid in another form of distribution under Section 9.3 or Section 9.10(b).

(1) If the Participant is married, the normal form of distribution is a Qualified Joint and Survivor Annuity for the Participant and the Participant’s Spouse. If a Participant dies before the Annuity Starting Date, the benefit shall be paid in the form of a Single Life Annuity for the life of the surviving Spouse.

(2) If the Participant is not married, the normal form of distribution is a Single Life Annuity for the life of the Participant.

(b) Optional Form of Benefit. A married Participant may, with the consent of the Participant’s Spouse, elect a Qualified Optional Survivor Annuity or any form of payment available under Section 9.3 during the applicable election period set forth in Code §417(a)(6).

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(c) Definitions.

The following definitions apply for purposes of this Section 9.10:

(1) “Qualified Joint and Survivor Annuity” means is a joint and 50% survivor annuity for the Participant and the Participant’s Spouse that is actuarially equivalent to the normal form of distribution.

(2) “Qualified Optional Survivor Annuity” is a joint and 75% survivor annuity for the Participant and the Participant’s Spouse that is actuarially equivalent to the normal form of distribution. During the election period, the Plan Administrator will provide a written explanation of the terms and conditions of the Qualified Joint and Survivor Annuity, the financial effect of waiving such benefit, the Spouse’s rights to such benefits, and the rights of the Participant’s Spouse.

(3) “Single Life Annuity” means a monthly annuity payable for the Participant’s life only.

(4) “Annuity Starting Date” means the first day of the period as of which an amount attributable to a Participant’s Discretionary/Money Purchase Account is paid as an annuity or in any other form, as determined in accordance with this Article 9 and Code §417(f)(2).

Section 9.11 Additional Distribution Provisions

(a) The Plan Administrator’s actions regarding payment, if taken in good faith, are to be conclusive and binding on all persons, and the payment fully discharges the Plan, the Plan Administrator, the Employer, and all other fiduciaries of the Plan, from liability with respect to the payment.

(b) The Plan Administrator may rely on affidavits or other information that the Plan Administrator believes to be reliable even though not otherwise admissible as evidence in a legal proceeding.

(c) The Plan Administrator is not required to commence probate proceedings, seek the appointment of a legal representative, or make payments to a legal representative.

(1) If a person appears to be mentally, physically or legally incapable of receiving or acknowledging receipt of distribution payments, the Plan Administrator may authorize payments to a person with a valid power of attorney for the Participant or Beneficiary, to a court-appointed guardian for the Participant or Beneficiary, to or any other person authorized under state law to receive the benefit.

(2) If a person entitled to receive benefits is a minor and the value of the benefit exceeds $5,000, the Plan Administrator may delay payment of the benefit until the minor has attained the age of majority or pay the benefit to a person who has been named by a court of competent jurisdiction as fiduciary for the minor.

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(d) If the Plan Administrator cannot determine, from affidavits or other information the Plan Administrator believes to be reliable, whether the Participant’s Spouse or other Beneficiary survived the Participant, the Spouse or other Beneficiary will be deemed not to have survived the Participant.

(e) If the Plan Administrator acts in accordance with applicable law in treating a domestic relations order as being (or not being) a Qualified Domestic Relations Order, or in separately accounting for the amounts which would have been payable to the alternate payee during the time the Plan Administrator is making this determination, or in paying the segregated amounts to the alternate payee (within the 18-month period beginning with the date on which the first payment would be required to be made) if the domestic relations order is determined not to be qualified, or if the issue is not resolved within the 18-month period and in prospectively applying a domestic relations order which is determined to be qualified after the close of the 18-month period, then the obligation of the Plan and its fiduciaries to the Participant and each alternate payee shall be discharged to the extent of any payment made pursuant to such acts.

(f) The Plan Administrator shall require reimbursement of any amount of payment subsequently determined not to have been properly payable to a Participant, surviving Spouse, alternate payee or Beneficiary. If the person to whom the overpayment was made does not, within a reasonable time, make the requested repayment to the Plan, the Plan Administrator may reduce any future benefits payable from the Plan to that person by the amount necessary to fully recover the overpayment, including any reasonable interest.

Article 10 In-Service Distributions

Except as provided in this Article, a Participant may not withdraw amounts from the Participant’s Accounts before Termination of Employment.

Section 10.1 Withdrawals After Age 59 1/2

(a) General Rule. Except for amounts held in the Accounts listed in subsection (b) below, a Participant’s entire Account Balance, excluding the portion, if any, invested in Company Stock, is distributable at any time after the Participant has attained age 59 1/2.

(b) Excluded Accounts. A Participant may not withdraw amounts from the following Accounts under this Section 10.1:

(1) Discretionary/Money Purchase Account;

(2) Retirement Contribution Account;

(3) Safe Harbor Company Stock Match Account;

(4) Non-Safe Harbor Company Stock Match Account; and

(5) Company Stock Accounts.

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A Participant may also be able to withdraw amounts transferred to the Plan from a Related Defined Contribution Plan after attaining age 59 1/2 if the transferring plan permitted such a withdrawal from those amounts.

(c) Minimum Amount of Withdrawal. The minimum withdrawal under this Section is the lesser of $1,000 or the remaining unpaid balance of the Participant’s Account Balance available for withdrawal.

Section 10.2 Withdrawal From Rollover Account

A Participant’s Rollover Account (if any) is distributable at any time, excluding the portion, if any, that is invested in Company Stock.

Section 10.3 Distribution on Account of Disability

(a) General Rule. Except for amounts held in the Accounts listed in subsection (b) below, a Disabled Participant who has not experienced a Termination of Employment may request to receive a partial distribution of a portion of his Account Balance, excluding the portion, if any, invested in Company Stock.

(b) Excluded Accounts. A Participant may not withdraw amounts from the following Accounts under this Section 10.3:

(1) Discretionary/Money Purchase Account;

(2) Safe Harbor Company Stock Match Account;

(3) Non-Safe Harbor Company Stock Match Account; and

(4) Company Stock Accounts.

A Disabled Participant may also be able to withdraw amounts transferred to the Plan from a Related Defined Contribution Plan if the transferring plan permitted such a withdrawal of those amounts.

(c) Minimum Amount of Withdrawal. The minimum withdrawal under this Section is the lesser of $1,000 or the remaining unpaid balance of the Participant’s Account Balance available for withdrawal.

Section 10.4 Withdrawal from After-Tax Pre-2016 Contribution Account

Amounts in a Participant’s After-Tax Pre-2016 Contribution Account, excluding the portion, if any, invested in Company Stock, may be withdrawn under this Section. This Section does not apply to amounts in a Participant’s After-Tax Post-2015 Contribution Account.

(a) After 60 Months of Participation. A Participant who has been participating in the Plan for at least 60 months before the date of the withdrawal may elect a distribution of all or any portion of the Participant’s After-Tax Pre-2016 Contribution Account.

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(b) Less Than 60 Months of Participation.

(1) Amounts Credited to Account at Least 24 Months Prior to Withdrawal. A Participant who has been participating in the Plan for less than 60 months before the date of the withdrawal may elect a distribution that includes only Employee After-Tax Contributions (or earnings thereon) that were credited to the Participant’s After-Tax Pre-2016 Contribution Account at least 24 months prior to the withdrawal.

(2) Amounts Credited to Account Within the 24 Months Preceding Withdrawal. A Participant who has been participating in the Plan for less than 60 months before the date of the withdrawal may elect a distribution that includes Employee After-Tax Contributions that have not been credited to the Participant’s After-Tax Pre-2016 Contribution Account for at least 24 months, in which case the Participant shall not thereafter be eligible to make Employee After-Tax Contributions to the Plan before the first payroll period that begins at least 6 months after the date of the withdrawal.

(c) Minimum Amount of Withdrawal. The minimum withdrawal under this Section is $1,000.

(d) Plan Participation. The period of participation in this Plan of a Participant who became eligible to participate in this Plan as of the Effective Date shall include the Participant’s period of participation in the Kellanova Plan.

The Administrative Committee may from time to time establish such uniform and non-discriminatory rules and procedures as it deems appropriate to administer withdrawals from After-Tax Pre-2016 Contribution Accounts.

Section 10.5 Withdrawal from After-Tax Post-2015 Contribution Account

Amounts in a Participant’s After-Tax Post-2015 Contribution Account, excluding the portion, if any, invested in Company Stock, may be withdrawn under this Section. This Section does not apply to amounts in a Participant’s After-Tax Pre-2016 Contribution Account.

(a) After 60 Months of Participation. A Participant who has been participating in the Plan for at least 60 months before the date of the withdrawal may elect a distribution of all or any portion of the Participant’s After-Tax Post-2015 Contribution Account.

(b) Less Than 60 Months of Participation.

(1) Amounts Credited to Account At Least 24 Months Prior to Withdrawal. A Participant who has been participating in the Plan for less than 60 months before the date of the withdrawal may elect a distribution that includes only Employee After-Tax Contributions (or earnings thereon) that were credited to the Participant’s After-Tax Post-2015 Contribution Account at least 24 months prior to the withdrawal.

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(2) Amounts Credited to Account Within the 24 Months Preceding Withdrawal. A Participant who has been participating in the Plan for less than 60 months before the date of the withdrawal may not elect a distribution that includes Employee After-Tax Contributions that were not credited to his After-Tax Post-2015 Contribution Account for at least 24 months prior to the withdrawal.

(c) Minimum Amount of Withdrawal. The minimum withdrawal under this Section is the lesser of $1,000 or the remaining unpaid balance of the Participant’s Account Balance available for withdrawal.

(d) Plan Participation. The period of participation in this Plan of a Participant who became eligible to participate in this Plan as of the Effective Date shall include the Participant’s period of participation in the Kellanova Plan.

The Administrative Committee may from time to time establish such uniform and non-discriminatory rules and procedures as it deems appropriate to administer withdrawals from Participants After-Tax Post-2015 Contribution Accounts.

Section 10.6 Hardship Withdrawals

(a) Eligibility. A Participant who has a financial hardship may withdraw amounts from the Accounts listed in subsection (b) below. For purposes of this Section, a Participant has a “financial hardship” if both of the following requirements are satisfied:

(1) The Participant has an immediate and heavy financial need; and

(2) The distribution is necessary to satisfy the financial need.

A Participant who requests a hardship withdrawal must provide the Plan Administrator with sufficient information for the Plan Administrator to determine whether the request meets the hardship withdrawal requirements of Code §401(k).

(b) Available Accounts. A Participant may withdraw funds from the following Accounts if the Participant has a financial hardship as defined in this Section 10.6, excluding the portion, if any, invested in Company Stock:

(1) Rollover Account;

(2) Before-Tax Post-2015 Contribution Account;

(3) Before-Tax Pre-2016 Contribution Account;

(4) Roth Contribution Account;

(5) Non-Safe Harbor Matching Contribution Post-2015 Account; and

(6) Non-Safe Harbor Matching Contribution Post-2015 Account.

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A Participant who has a financial hardship as defined in this Section 10.6 may also be able to withdraw amounts transferred to the Plan from a Related Defined Contribution Plan if the transferring plan permitted such a withdrawal from those amounts.

(c) Deemed Immediate and Heavy Financial Need. A Participant may make a hardship withdrawal only if the Participant incurs any one or more of the following immediate and heavy financial needs:

(1) Uninsured expenses for medical care incurred by the Participant or the Participant’s Spouse or dependents, or necessary for these persons to obtain medical care;

(2) Costs directly related to the purchase of the principal residence for the Participant (excluding mortgage payments);

(3) Tuition, related educational fees, and room and board expenses for the next 12 months of post-secondary education for the Participant or the Participant’s Spouse, children, or dependents;

(4) Payments necessary to prevent the eviction of the Participant from the Participant’s principal residence or foreclosure on the mortgage on that residence;

(5) Burial or funeral expenses for the Participant’s deceased parents, Spouse, children, or dependents; and

(6) Uninsured expenses for the repair of damage to the Participant’s principal residence that would qualify for a casualty deduction under Code § 165 (determined without regard to whether the loss exceeds 10% of adjusted gross income and without regarding to Code § 165(h)(5)).

For purposes of subsections (1) and (3) above, the term “dependent” has the same meaning as in Code § 152, determined without regard to Code §§ 152(b)(1), 152(b)(2) and 152(d)(1)(B). For purposes of subsection (5) above, the term “dependent” has the same meaning as in Code § 152, determined without regard to Code § 152(d)(1)(B).

(d) Necessary to Satisfy Financial Need. A distribution shall be necessary to satisfy the financial need only if all the following requirements are satisfied:

(1) The distribution is not in excess of the amount of the Participant’s immediate and heavy financial need. The amount of an immediate and heavy financial need may include any amounts necessary to pay federal, state or local income taxes or penalties reasonably anticipated to result from the distribution.

(2) The Participant has obtained all distributions (including the distribution of ESOP dividends under Code §Section 404(k), but not hardship withdrawals) and all nontaxable loans currently available from the Plan or any other qualified plan maintained by the Company or a Related Employer.

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(e) Minimum Amount of Withdrawal. In addition to the limit on the amount which may be withdrawn described in subsection (d)(1) above, the following limits shall apply:

(1) The minimum withdrawal under this Section is the lesser of $1,000 or the remaining unpaid balance of the Participant’s Account Balance available for withdrawal.

(2) Hardship withdrawals of investment income allocated to elective deferrals after December 31, 1988 are not permitted.

(f) Administration of Hardship Withdrawals. The Plan Administrator will review and approve requests for hardship withdrawals on a uniform and nondiscriminatory basis. The Participant must represent in writing that he or she has insufficient cash or other liquid assets to satisfy the financial need.

Section 10.7 Withdrawal of Non-Safe Harbor Matching Pre-2016 Contributions

Amounts in a Participant’s Non-Safe Harbor Matching Contribution Pre-2016 Account, excluding the portion, if any, invested in Company Stock, may be withdrawn under this Section. This Section does not apply to amounts in a Participant’s Non-Safe Harbor Matching Contribution Post-2015 Account.

(a) After 60 Months of Participation. A Participant who has been participating in the Plan for at least 60 months before the date of the withdrawal may elect a distribution of all or any portion of the Participant’s Non-Safe Harbor Matching Contribution Pre-2016 Account.

(b) Less Than 60 Months of Participation. A Participant who has been participating in the Plan for less than 60 months before the date of the withdrawal may elect a distribution that includes only Non-Safe Harbor Matching Contributions (or earnings thereon) that were credited to the Participant’s Non-Safe Harbor Matching Contribution Pre-2016 Account at least 24 months prior to the withdrawal.

(c) Plan Participation. The period of participation in the Plan of a Participant who became eligible to participate in this Plan as of the Effective Date shall include the Participant’s period of participation in the Kellanova Plan.

The Administrative Committee may from time to time establish such uniform and non-discriminatory rules and procedures as it deems appropriate to administer withdrawals from Non-Safe Harbor Matching Contribution Pre-2016 Account.

Section 10.8 Withdrawal During Qualified Military Service

A Participant receiving differential wage payments from the Employer who is called to Qualified Military Service for a period of more than 30 days shall be eligible to make a withdrawal from his Before-Tax Pre-2016 Contribution Account, excluding the portion, if any, invested in Company Stock.

If a Participant receives a withdrawal under this Section 10.8, the Participant may not make Before-Tax Contributions during the six-month period following the distribution. A Participant must complete a new Compensation Reduction Election to resume Before-Tax Contributions after the six-month suspension.

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A Participant employed by Insurgent Brands LLC who is a member of the reserves who has been ordered or called to active duty for a period of more than 179 days or for an indefinite period may receive a qualified reservist distribution of all or any part of his or her Before-Tax Contribution Account or Roth Contribution Account during such active duty period.

Article 11 Loans

Section 11.1 Loans to Participants

A Participant (including a Participant who only has a Rollover Account) may borrow from the Participant’s Accounts as provided in this Article and as provided in any loan procedures adopted by the Plan Administrator. However, a Participant may borrow from his Accounts only if:

(a) The Participant is actively employed by the Employer (including a Participant on a paid Leave of Absence) as of the date of the loan; or

(b) The Participant is a party in interest (as defined in Section 3(14) of ERISA) with respect to the Plan as of the date of the loan.

Loans shall be made available to all Participants on a reasonably equivalent basis. However, the Plan Administrator shall have discretion to determine whether a loan should be made to a Participant and the amount of the loan. The standards used by the Plan Administrator shall be applied uniformly without discrimination to all Participants requesting loans, but the Plan Administrator may take into account a Participant’s credit rating, financial need and ability to repay the loan.

Section 11.2 Available Accounts

A Participant who is eligible for a loan under this Article may borrow from the Accounts listed below. The loan shall be taken from the Participant’s Accounts in the following order:

(a) Rollover Account;

(b) After-Tax Post-2015 Contribution Account;

(c) After-Tax Pre-2016 Contribution Account;

(d) Before-Tax Post-2015 Contribution Account;

(e) Before-Tax Pre-2016 Contribution Account;

(f) Roth Contribution Account;

(g) Non-Safe Harbor Matching Contribution Post-2015 Account;

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(h) Non-Safe Harbor Matching Contribution Pre-2016 Account;

(i) Safe Harbor Matching Contribution Account;

(j) Discretionary/Money Purchase Account; and

(k) Transfer Discretionary Employer Contribution Account, and from the Investment Options in which the Accounts are invested on a pro-rata basis.

A Participant may also be able to borrow from amounts transferred to the Plan from a Related Defined Contribution Plan if the transferring plan permitted loans from those amounts.

Section 11.3 Loan Amount and Limitations

(a) A Participant may have only one loan outstanding at any time under this Plan and any other qualified retirement plan of the Employer.

(b) The principal amount of the loan must be at least $1,000 and shall not exceed the Account Balance in the Accounts available for a loan under Section 11.2. The principal amount of the loan shall not exceed the least of the following amounts:

(1) 50% of the Participant’s Accounts available for a loan under Section 11.2; or

(2) $50,000, reduced by the excess of:

(A) The highest outstanding balance of all such loans during the one-year period ending on the day before the loan is made, over

(B) The outstanding balance of all such loans on the day the loan is made.

These limitations shall be determined and applied at the time the loan is made. These limitations shall be reduced by the outstanding balance of all other loans to the Participant under all qualified retirement plans of the Employer or any Related Employer.

(c) The loan must bear interest equal to the prime lending rate plus one percent, as of the last business day of the month prior to the month in which the loan is made, or another reasonable rate of interest as determined by the Administrative Committee.

(d) The loan must be adequately secured. Any of the Participant’s Account Balances available for a loan under Section 11.2 may be used as security for the loan; and the Account Balances will be considered adequate security if, at the time the loan is made, the principal balance of the loan does not exceed 50% of the Account Balances. The Plan Administrator and the Trustee may, in their discretion, accept or reject any security offered in a particular case.

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(e) A Participant may borrow from his Discretionary/Money Purchase Account provided that with respect to any borrowed amount secured by any portion of a Participant’s Discretionary/Money Purchase Account, the Participant’s Spouse has consented to the use of the Participant’s Discretionary/Money Purchase Account as security for the loan within the 90-day period ending on the date on which the loan is to be secured.

(f) The loan must be repaid in substantially equal periodic payments of principal and accrued interest. Repayment will begin as soon as administratively practicable after the loan is issued.

(1) Loans may be prepaid at any time without penalty.

(2) The term of the loan will be extended by periods of Qualified Military Service. Loan payments will be suspended, but interest will continue to accrue, during periods of Qualified Military Service. During periods of Qualified Military Service, interest may not accrue at a rate in excess of six percent.

(g) The loan must be repaid by payroll deduction, except for those Participants who are not receiving a paycheck or who are laid off with recall rights, who may repay the loan by loan repayment check under the terms of the loan policies and procedures established by the Plan Administrator. A loan may not be made in an amount that would result in a payroll deduction for the Participant greater than the amount of the Participant’s net pay after all other deductions.

(h) If an Account is used as security for the loan, the Plan Administrator may reduce the Account by the outstanding balance of the loan at any time the loan is in default. If the loan is in default, the Participant shall have the option to repay the remaining balance in full no later than 90 days following the date of default. If the loan is not repaid, it will be deemed a distribution from the Plan, will be subject to taxes, and may be subject to early distribution penalties.

(i) The loan shall be an investment of the Participant’s Accounts. For purposes of allocating the net income or loss from investment of Plan assets to the Accounts, the loan shall be treated like a distribution and repayments shall be treated like elective deferral contributions. The Trustee may segregate the loan and repayments for investment and accounting purposes.

(j) The Plan Administrator may authorize a Participant who is on an authorized Leave of Absence or who has filed for bankruptcy to suspend loan repayments for a period of up to 12 months.

Article 12 Administration

Section 12.1 Chairman of the Board

The chairman of the board of directors of the Company has overall responsibility for the establishment, amendment, termination, administration and operation of the Plan.

Section 12.2 Administrative and Finance Committees

(a) Administrative Committee. The WK Kellogg Co ERISA Administrative Committee (the “Administrative Committee”) shall consist of at least three members appointed by the Company. The Company may remove any member of a Committee at any time, with or without cause, and shall appoint his successor.

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(b) Finance Committee. The WK Kellogg Co ERISA Finance Committee (the “Finance Committee”) shall consist of at least three members appointed by the Company. The Company may remove any member of a Committee at any time, with or without cause, and shall appoint his successor.

(c) Committee Chairperson and Secretary. Each Committee may elect a member as chairperson and may appoint a secretary, who may or may not be a member of that Committee. The Committee shall keep a record of all meetings.

(d) Committee Voting and Responsibilities. Each Committee may act only by a majority vote of its members who are present and voting at a meeting or by the unanimous written consent of all members without a meeting. Action by the Committee must be evidenced by a writing signed by the chairman or the secretary.

(e) No Compensation. The members of each Committee shall serve without bond (except as otherwise required law) and without compensation for their service. All expenses of each Committee shall be paid by the Plan except to the extent paid by the Employer.

(f) Bonding. The Plan shall bear the cost of furnishing any fidelity bond required under ERISA with respect to the Committees.

(g) Meetings. The Committees shall conduct business and hold meetings at places and times that each Committee determines to be appropriate, provided that the Committees shall meet at least once each calendar year.

(h) Information from Employer. The Employer shall provide the Committees or their delegates with the information they reasonably need to discharge their duties. The Committees and the Trustee may rely conclusively on the information supplied by the Employer.

Section 12.3 Responsibilities of Administrative Committee

The Administrative Committee is the Plan Administrator, and is the named fiduciary for the operation and administration of the Plan. The Administrative Committee is responsible for the operation and administration of the Plan, and has all of the discretionary authority necessary or appropriate to do so. The Administrative Committee’s responsibility and discretionary authority include:

(a) Interpreting and construing the terms of the Plan;

(b) Establishing policies, procedures, and forms for administering the Plan;

(c) Determining eligibility for participation and benefits;

(d) Allocating contributions, forfeitures, and investment income to Participant Accounts;

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(e) Determining the benefits of Participants, alternate payees, and Beneficiaries;

(f) Maintaining records and filing reports;

(g) Employing professionals to render advice as it may deem necessary to the performance of its duties; and

(h) Correcting errors in the administration of the Plan, including adjustment of previous allocations to Participant Accounts, and, with the Employer, requesting approval from the Internal Revenue Service to correct administrative and other operational errors with respect to the Plan.

Section 12.4 Responsibilities of Finance Committee

The Finance Committee is the named fiduciary for the management and control of the Trust and has responsibility for the investment of the Trust. The Finance Committee has discretionary authority to administer the Trust, including, but not limited to, the discretionary authority to:

(a) Appoint, remove, and direct the Company to enter into a trust agreement with trustees;

(b) Appoint, remove, and direct the Company to contract with investment managers;

(c) Establish investment guidelines and objectives;

(d) Monitor the performance of the Trustee and investment managers;

(e) Employ professionals to render advice as it may deem necessary to the performance of its duties;

(f) Direct the investment of Plan assets into insurance contracts or other investments, with the Trustee as the policyholder; and

(g) Select the Investment Options available to Participants.

Section 12.5 Indemnification

The Employer will indemnify the members of the Administrative Committee and Finance Committee, and any other employees of the Employer who are fiduciaries under ERISA, and hold them harmless against any and all liabilities, including legal fees and expenses, arising out of any act or omission made or suffered in good faith pursuant to the provisions of the Plan or arising out of any failure to discharge any fiduciary obligation imposed by ERISA other than a willful failure to discharge an obligation of which the person was aware.

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Section 12.6 Domestic Relations Orders

Whenever the Plan Administrator is served with a domestic relations order from a court of competent jurisdiction, the Plan Administrator will determine whether the order is qualified under Code §414(p) as follows:

(a) The Plan Administrator will notify the Participant and each alternate payee named in the order that the order was served on the Plan Administrator.

(b) The Plan Administrator will determine whether the order is qualified and notify the Participant and each alternate payee of its determination.

(c) If the Plan Administrator determines that the order is qualified, the Plan Administrator will direct the Trustee to make payment in accordance with the order as soon as administratively practicable.

(d) During the period in which the Plan Administrator is determining the status of the order, payment of any benefits in dispute will be deferred and the amount of the disputed payments will be segregated in a separate account in the Plan. If the Plan Administrator determines that the order is qualified within 18 months after segregation of the benefits in dispute, the Plan Administrator will direct the Trustee to pay the segregated amount, plus investment income, to the persons entitled to receive them in accordance with the order.

(e) If the Plan Administrator determines that the order is not qualified, or if the 18-month period described in paragraph (d) has expired and the qualification issue has not been resolved, the Plan Administrator will restore the segregated amounts to the Participant’s Accounts.

(f) If the Plan Administrator determines that the order is qualified after expiration of the 18-month period, the order will be applied prospectively only.

(g) For purposes of clarification, domestic relations orders issued with respect to the Kellanova Plan that relate to Participant Account balances spun off from the Kellanova Plan to this Plan will be treated as domestic relations orders issued with respect to this Plan to the extent provided in such orders.

Section 12.7 Allocations and Delegations of Responsibility

(a) The chairman of the board of directors of the Company, the Administrative Committee and the Finance Committee each may delegate any responsibilities under the Plan to such person or persons as it may deem advisable, and to revoke any such delegation of responsibility. Any action of a delegate in the exercise of delegated responsibilities shall have the same force and effect as if such action had been taken by the delegating authority.

(b) The Administrative Committee and the Finance Committee each may allocate any responsibilities under the Plan to one or more of its members, and to revoke any such allocation of responsibilities. Any action of the member to whom responsibilities are allocated in the exercise of allocated responsibilities shall have the same force and effect as if such action had been taken by the allocating authority.

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Article 13 Claims Procedure

Section 13.1 Application for Benefits

Any person claiming a benefit under the Plan, or a duly authorized representative of the person, must submit an application for benefits on a form provided or approved by the Plan Administrator and provide such other information and documents as the Plan Administrator may request in order to consider the claim. This claims procedure shall be construed to be consistent with the Department of Labor’s applicable regulations in 29 C.F.R. § 2560.503-1, and as they may be amended from time to time.

Section 13.2 Claims Procedure

(a) The Plan Administrator will make the initial determination on all claims, and will make the determination based on the Plan Administrator’s interpretation of the terms of the Plan.

(b) All references to the Plan Administrator in this Section 13.2 also include the Plan Administrator’s delegate where the Plan Administrator has delegated the authority to make the determination regarding the claim.

(c) The Plan Administrator will notify the claimant in writing if any claim for benefits is denied. The notice of the adverse benefit determination will be sent to the claimant within 90 days after receipt of the claim for benefits unless the Plan Administrator determines that special circumstances require an extension of time of up to 90 days for processing the claim. If additional time is needed, the Plan Administrator will notify the claimant of the special circumstances requiring the extension of time and the date by which the determination will be made. The notice will explain the reasons for the adverse determination in language that may be understood by the claimant and will reference the Plan provisions upon which the determination is based. The notice will include a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why the material or information is necessary. The notice will describe the Plan’s appeal procedures and the time limits of the appeal procedures and will include a statement of the claimant’s right to bring a civil action under ERISA §502(a) following an adverse benefit determination on the appeal.

Section 13.3 Appeal Procedure

If claimants are not satisfied with a decision of the Plan Administrator, they must exhaust their administrative remedies under this Plan by filing a written appeal not later than 60 days after receipt of the notice of adverse benefit determination.

(a) First Level Appeal. A committee or other delegate appointed by the Plan Administrator (the “Appeals Committee”) will decide all claims on appeal, and will make the decision based on the Appeals Committee’s interpretation of the terms of the Plan.

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(1) Claimants or their authorized representatives will be provided upon request and free of charge, reasonable access to and copies of all documents, records and other information relating to the claim for benefits.

(2) Claimants or their authorized representatives may submit written comments, documents, records and other information relating to their claim in writing. All materials and arguments must be filed with the appeal. The Appeals Committee will take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

(3) The Appeals Committee will render its decision on the appeal within a reasonable period of time, but not more than 60 days after receipt by the Plan Administrator of the claimant’s appeal, unless the Appeals Committee determines that special circumstances require an extension of time for processing. If an extension of time for review is required because of special circumstances, the Appeals Committee will give written notice to the claimant of the extension before the commencement of the extension that will state the circumstances requiring the extension and the date by which the determination will be made. An extension of time for review will not entitle the claimant to a hearing before the Appeals Committee as to the appeal. All appeal materials must be submitted in writing.

(4) The Appeals Committee will advise the claimant in writing of the decision on the appeal stating the reasons for the decision in language that may be understood by the claimant with references to the Plan provisions upon which the appeal determination is based. The notice will contain a statement that the claimant is entitled to receive upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits and a statement of the claimant’s right to bring an action under ERISA §502(a).

(b) Second Level Appeal. A claimant who is not satisfied with the decision of the Appeals Committee may file a written second level appeal with the Administrative Committee not later than 60 days after receipt of the notice of adverse benefit determination from the Appeals Committee. The Administrative Committee or its delegate (who will not be the delegate that reviewed the first level appeal) will decide all second level appeals, and will make the decision based on the Administrative Committee’s or delegate’s interpretation of the terms of the Plan.

(1) Claimants or their authorized representatives will be provided upon request and free of charge, reasonable access to and copies of all documents, records and other information relating to the claim for benefits.

(2) Claimants or their authorized representatives may submit written comments, documents, records and other information relating to their claim in writing. All materials and arguments must be filed with the appeal. The Administrative Committee or its delegate will take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination or first appeal.

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(3) The Administrative Committee or its delegate will render its decision on the appeal within a reasonable period of time, but not more than 60 days after receipt by the Administrative Committee of the claimant’s appeal, unless the Administrative Committee or its delegate determines that special circumstances require an extension of time for processing. If an extension of time for review is required because of special circumstances, the Administrative Committee or its delegate will give written notice to the claimant of the extension before the commencement of the extension that will state the circumstances requiring the extension and the date by which the determination will be made. An extension of time for review will not entitle the claimant to a hearing before the Administrative Committee or its delegate as to the appeal. All appeal materials must be submitted in writing.

(4) The Administrative Committee or its delegate will advise the claimant in writing of the decision on the appeal stating the reasons for the decision in language that may be understood by the claimant with references to the Plan provisions upon which the appeal determination is based. The notice will contain a statement that the claimant is entitled to receive upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits and a statement of the claimant’s right to bring an action under ERISA §502(a).

Section 13.4 Legal Actions

Any claimant who wishes to bring a civil action in connection with his or her individual claim for benefits under the Plan must first complete each step of the claims procedures set forth in this Article 13. No evidence not presented by the claimant in a timely manner as part of a claim for benefits or an administrative appeal under this Article 13 may be introduced in any civil action related to that claim. In addition, any claimant who wishes to bring a civil action after having exhausted the claims procedures set forth in this Article 13 must bring such civil action within 12 months after the claimant’s receipt of a final adverse benefit determination. Any claimant who fails to file such civil action within 12 months after receipt of a final adverse benefit determination shall be barred from filing such action at any later date.

No person may bring any action at law or in equity to recover his or her individual Plan benefits except in federal court in the Western District of Michigan. Any other action or any action on behalf of the Plan shall be in accordance with and subject to Section 17.4.

Article 14 Amendment and Termination of the Plan

Section 14.1 Plan Termination

(a) The Plan may be terminated at any time by action of the board of directors of Company.

(b) Upon complete or partial termination of the Plan, or complete discontinuance of contributions, the Account Balances of the affected Participants will become fully vested.

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(c) If the Company discontinues contributions to the Plan, the Company will maintain the tax-qualification of the Plan and Trust under Code §§401(a) and 501(a) until such time as the Company terminates the Plan. Upon termination, the Account Balances of Participants will be distributed in lump sum payments within one year unless an application for a determination letter is pending with the Internal Revenue Service, in which case the Account Balances will be distributed as soon as practicable after the Company has received a favorable determination letter.

Section 14.2 Amendment

The Company reserves the right to amend the Plan at any time, subject to the following:

(a) No amendment may retroactively reduce a Participant’s Account Balance or eliminate an optional form of distribution, except as permitted by law.

(b) No amendment may change the rights, duties, or responsibilities of the Trustee without the Trustee’s consent.

(c) No amendment shall be effective unless the Plan, as amended, shall be for the exclusive benefit of Participants.

(d) No amendment shall be adopted that violates Code §411(d)(6).

(e) Unless otherwise delegated by the Chairman of the Board of Directors, an amendment will not be effective unless it is signed by both the Company’s Chief Legal Officer and the Company’s Chief Human Resources Officer.

Article 15 Funding

Section 15.1 Trust Requirement

(a) All assets of the Plan will be held in the Trust for the exclusive benefit of Participants and Beneficiaries and for the payment of Plan administration expenses.

(b) All contributions under the Plan will be paid to the Trustee for deposit in the Trust. All assets of the Trust, including investment income, will be retained for the exclusive benefit of Participants and Beneficiaries.

Section 15.2 Prohibition on Diversion

(a) Except as provided in this Section 15.2, no part of the Trust may be diverted or used for any purpose other than the payment of benefits, administration expenses, and taxes, until all benefit liabilities to Participants and Beneficiaries have been satisfied.

(b) All contributions made by the Employer are conditioned upon the initial qualification of the Plan. The Trustee shall return the contributions at the Employer’s request if the Employer requests a determination letter from the Internal Revenue Service on or before the due date (including extensions) of the Employer’s federal income tax return for the tax year in which the Plan is adopted (or such later date as the Secretary of the Treasury may prescribe), the Employer receives an adverse determination letter, and the request is made within one year after the date of the adverse determination letter.

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(c) All contributions by the Employer are conditioned on the allowance of a deduction for the contributions under Code §404 for the Employer’s tax year in which the Plan Year ends. The Trustee shall return a contribution at the Employer’s request if the deduction for the contribution is disallowed and the request is made within one year after the date of the disallowance.

(d) The Trustee shall return a contribution at the Employer’s request if the contribution is made as a result of a mistake of fact and the request is made within one year after the date of the contribution

(e) The Trust Fund shall not be subject to the rights or claims of any creditor of the Employer.

Article 16 Top-Heavy Plan

Section 16.1 Top-Heavy Status

The Plan is “Top-Heavy” for a Plan Year if the sum of the Account Balances of Participants who are Key Employees is more than 60% of the sum of the Account Balances of all Participants, or if the Plan is part of a Required Aggregation Group of qualified retirement plans and the sum of the benefits of Participants who are Key Employees is more than 60% of the sum of the benefits of all Participants, but not if the Plan is part of a Permissive Aggregation Group and the group is not Top-Heavy. The determination for any Plan Year will be made as of the last day of the preceding Plan Year, except that in the first year of any plan included in an Aggregation Group the determination of benefits under the plan will be determined for the first plan year rather than the preceding plan year.

Section 16.2 Definitions

In making the Top-Heavy determination, the following definitions and related rules apply:

(a) “Aggregation Group” means any group of qualified retirement plans, including terminated plans, maintained by the Employer during the five year period ending on the last day of the previous Plan Year.

(1) A “Required” Aggregation Group will mean each plan of the Employer in which a Key Employee is a participant and each other plan of the Employer that must be considered in order to enable the plans covering Key Employees to meet the non-discrimination requirements of Code §401(a)(4) or the minimum participation requirements of Code §410.

(2) A “Permissive” Aggregation Group includes all plans in the Required Aggregation Group and any other plan of the Employer that are designated by the Employer as part of the group; provided, however, that all plans in a Permissive Aggregation Group must meet the requirements of Code §§401(a)(4) and 410.

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(b) “Benefits” means all account balances under defined contribution plans and the present value of all accrued benefits under defined benefit plans, including all distributions during the first preceding plan year and all in-service distributions during the next four preceding plan years.

(1) Account balances will be determined as of the last day of the plan year. Accrued benefits will be determined as of the first day of the plan year.

(2) The benefits of participants who do not perform an hour of service for the Employer during the first preceding plan year will be disregarded.

(3) The accrued benefit of any non-Key Employee will be determined under the method used for accrual purposes for all plans of the Employer, or if there is no such method, the benefit will accrue not more rapidly than the slowest accrual rate permitted under Code §411(b)(1)(C).

(4) Rollovers and plan-to-plan transfers will be taken into account as follows:

(A) If the payment was made from a plan maintained by the Employer and was not initiated by the Employee, or if the payment was received before 1984, the payment will be taken into account by the plan receiving the payment and not by the plan making the payment.

(B) In all other cases, the payment will be taken into account by the plan making the payment, and not by the plan receiving the payment.

(c) “In-Service Distributions” means all distributions for any reason other than death, disability, or other severance from employment.

(d) “Key Employee” means any Employee or former Employee, including the Beneficiary of any deceased Employee or former Employee, who during the Plan Year was an officer whose Section 415 Compensation for the year was more than $215,000 as adjusted pursuant to Code §416(i); a five-percent owner of the Employer; or a one-percent owner of the Employer whose Section 415 Compensation for the year was more than $150,000.

(e) “Employer” includes the Company and all Related Employers except for determining five-percent owners and one-percent owners.

Section 16.3 Minimum Allocation

(a) If the Plan is Top-Heavy for a Plan Year, each Participant who is a non-Key Employee on the last day of the Plan Year will receive a minimum allocation of Employer contributions for the Plan Year.

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(1) The minimum allocation for the Plan Year will be 3% of the Participant’s Section 415 Compensation for the Plan Year, including, for the Participant’s first Plan Year, Compensation paid before the Participant’s entry date.

(2) All Employer contributions allocated to the Participant for the Plan Year may be taken into account to satisfy the minimum allocation requirement.

(3) If the highest allocation percentage for any Key Employee is less than 3%, the minimum allocation will be determined using the highest allocation percentage rather than 3%. The allocation percentage for each Key Employee will be determined on the basis of the Key Employee’s Section 415 Compensation for the year, taking into account all contributions and forfeitures allocated to the Key Employee for the Plan Year, including the Key Employee’s elective deferrals.

(4) The last day requirement may be disregarded if it would cause the Plan to fail the minimum coverage requirement of Code §410(b).

(b) If the Participant is also a participant in a defined benefit plan maintained by the Company or a Related Employer, the minimum allocation for the Participant will be equal to 5% of the Participant’s Section 415 Compensation.

Section 16.4 Long-Term, Part-Time Employees

All Long-Term, Part-Time Employees shall be excluded from the application of the vesting requirements under Code § 416(b) and the minimum allocation requirements of Section 16.3.

Article 17 Miscellaneous Provisions

Section 17.1 Limitation of Rights

(a) The rights of all Participants under the Plan are limited to participation according to the terms of the Plan. No Participant or Beneficiary has any right to any benefit under the Plan except in accordance with the terms of the Plan.

(b) The Plan does not give any Employee or Participant any interest in assets, business, or affairs of the Company or a Related Employer, or the right to examine the books and records of the Company or a Related Employer, and is not to be interpreted or construed otherwise.

Section 17.2 No Right to Employment

The Plan does not create any right to employment, or limit the Employer’s rights to modify or terminate the employment of any Employee without regard to any effect this might have on the Employee’s rights under the Plan, and is not to be interpreted or construed otherwise.

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Section 17.3 Prohibition on Assignment and Alienation

(a) No benefit, right, or other interest of any Participant or Beneficiary is subject to any assignment or alienation. All benefits, rights, and other interests of Participants and Beneficiaries are protected, to the maximum extent permitted by law, from the claims of creditors.

(b) The terms “assignment” and “alienation” include any sale, transfer, or other disposition; any anticipation, pledge, security agreement, or other method of securing payment or performance of an obligation; any garnishment, execution, attachment, levy, or other method of satisfying a creditor’s claims; and any arrangement described in Treasury Regulation §1.401(a)-13(c)(1). The terms “assignment” and “alienation” do not include any arrangement described in Treasury Regulation §1.401(a)-13(c)(2).

(c) This prohibition does not apply to any Qualified Domestic Relations Order, any domestic relations order entered before 1985 (if benefits are already being paid under such order or if the Administrative Committee elects to treat it as a Qualified Domestic Relations Order), any plan loan to a Participant, or any arrangement permitted by Treasury Regulation §1.401(a)-13(d) or (e).

Section 17.4 Dispute Resolution

(a) In any legal action involving the Plan or Trust, the Employer, the Plan Administrator, and the Trustee will be the only necessary parties on behalf of the Plan and Trust for purposes of notice or service of process. No Participant, Beneficiary, or other person claiming any interest in the Plan or Trust will have any right to notice or service of process in any such legal action.

(b) Any claim, dispute or breach arising out of or in any way related to the Plan or Trust shall be settled by mandatory binding arbitration under the Federal Arbitration Act of 1925, as amended; provided, however, that pursuant to Section 13.4, any claims for individual benefits after exhaustion of the claims procedures set forth in Article 13 shall be filed and adjudicated in federal district court in the Western District of Michigan and not in arbitration. Any arbitration will be conducted on an individual basis only, and not on a class, collective or representative basis, and shall be subject to non-disclosure by the parties, unless disclosure is required by applicable law, including by way of illustration and not limitation, disclosure to the Secretary of Labor and the Secretary of the Treasury under ERISA Section 502(h). The arbitrator shall have no authority to arbitrate any claim on a class or representative basis and may award relief only on an individual basis; provided, however, that the arbitrator may award any relief otherwise available under ERISA. By participating in the Plan and accepting benefits hereunder, Participants and Beneficiaries waive the right to participate in a class, collective or representative action; provided, however, that if such waiver is held by a court of competent jurisdiction to be unenforceable, any claim on a class, collective or representative basis shall be filed and adjudicated in federal district court in the Western District of Michigan, and not in arbitration. Any arbitration will be conducted in Michigan. Any arbitration determination may be subject to review in federal district court in the Western District of Michigan through a motion to enforce or vacate the award.

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(c) Any class, collective or representative arbitration is hereby prohibited by or under the Plan; provided, however, that for ease of Plan administration, the Plan Administrator may, in its sole discretion, take action to combine claims that are similar into a class, collective or representative action to be resolved in arbitration or in federal district court in the Western District of Michigan, as determined in the sole discretion of the Plan Administrator. Actions initiated by the Plan Administrator in connection with the Plan, including by way of illustration and not limitation, any declaratory judgment action, may proceed in a court of competent jurisdiction or another forum, such as arbitration, as determined in the sole discretion of the Plan Administrator.

(d) In case of any dispute regarding payment or delivery of money or property held in the Trust, the Trustee may retain the money or property until final adjudication by an arbitrator or a court of competent jurisdiction, or the Trustee may deposit the money or property with a court of competent jurisdiction for further disposition as determined by such court. The Trustee will have no liability for doing so. If the deposit is accepted by such court, the Trustee will have no further responsibility for the money or property.

(e) Arbitration shall be conducted by a single arbitrator in accordance with this Section 17.4 and the rules of the American Arbitration Association, which may limit discovery to ensure it is reasonable in scope, cost effective and not onerous to the parties. The arbitrator shall apply the Federal Arbitration Act of 1925, as amended (the “FAA”) and other applicable substantive law not inconsistent with the FAA and may make awards or provide other relief consistent with and subject to ERISA. The arbitrator shall make any decisions in writing, and the arbitrator’s decisions shall be final and binding on the parties.

Section 17.5 Severability of Provisions

(a) The Plan and Trust will be administered so as to qualify under Code §§401(a) and 501(a) and comply with ERISA. If any provision in the Plan or Trust Agreement conflicts with any tax-qualification requirement of the Code or any other requirement of ERISA, the provisions of the Code and ERISA will control.

(b) If a court determines that any provision of the Plan or Trust Agreement is unenforceable, the court may modify the provision, if possible, so as to give effect to the Plan and Trust Agreement in a way that is consistent with the purpose of the Plan and the requirements of governing law. If such a modification is not possible, the court may sever the unenforceable provision and enforce the rest of the Plan and Trust Agreement in a way that is consistent with the purpose of the Plan and the requirements of governing law.

(c) The Employer, Plan Administrator, and the Trustee, may apply any permissive provision of any applicable law or regulation unless the provision is contrary to the terms of the Plan or Trust Agreement.

Section 17.6 Governing Law

The Plan and Trust are governed by the law of the State of Michigan, even if principles of Michigan law regarding conflict of laws or choice of law would otherwise require or permit a court to apply the law of another jurisdiction, except to the extent that Michigan law is preempted by the law of the United States of America (including any common law developed by federal courts under the applicable laws of the United States).

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Section 17.7 Investments in Company Stock

(a) Each Participant, as a named fiduciary, shall have the right to direct the Trustee as to the manner of voting and the exercise of all other rights which a shareholder of record has with respect to Company Stock allocated to the Participant’s Accounts (including, but not limited to, the right to sell or retain such shares in a public or private tender offer). In the event that a Participant fails to direct the Trustee as to the manner of voting with respect to Company Stock allocated to the Participant’s Accounts, the Trustee shall not vote such shares or exercise such rights with respect to such pro rata interest.

(b) Participant contributions to the Plan that are invested in Company Stock, including in the ESOP portion of the Plan, shall be recorded as a specific number of shares. Each Participant may be charged a per share transaction fee with respect to each transfer into or out of Company Stock, which will reduce such Participant’s investment in the Plan in Company Stock. All transfers into and out of Company Stock in the Plan shall be made in accordance with the specific procedures established by the Plan Administrator.

(c) Plan contributions invested in Company Stock may be subject to withdrawal and loan restrictions established by the Plan Administrator, including, but not limited to a requirement that such contributions be transferred to another investment fund before they are available for withdrawals or loans.

Section 17.8 Notices

Any notice required or permitted by the Plan or Trust to be given to any Participant and not otherwise provided for herein may be given by electronic medium in accordance with Treasury Regulation §1.401(a)-21 or by sending the notice by regular mail addressed to such address as shown by the Plan’s records. It shall be the duty of the Participant to advise the Plan Administrator of any changes in address. The Plan Administrator shall have no duty to inquire whether an address previously provided by the Participant has changed.

75	2023 WKKC S&I Plan

WK KELLOGG CO

SAVINGS AND INVESTMENT PLAN

(Initially Effective August 4, 2023)

The Plan is hereby adopted as set forth in the attached document effective August 4, 2023.

WK Kellogg Co

/s/ Gary Pilnick
President

Date: July 30, 2023

Kellogg Company

/s/ Gary Pilnick
Vice Chairman and Chief Legal & Compliance Officer

Date: July 26, 2023

1	2023 WKKC S&I Plan

APPENDIX A

Participating Employers and Union Groups

Section 1: Participating Employers

1906 Foreign Trading LLC

WK Kellogg Business Services LLC

WK Kellogg Sales LLC

WK Kellogg North America LLC

WK Kellogg Puerto Rico LLC

Kellogg USA LLC

1	2023 WKKC S&I Plan Appendix A

APPENDIX B

Special Provisions Applicable to Eligible Employees

who are Residents of Puerto Rico

The provisions of the Plan, including this Appendix B, apply to Puerto Rico Employees employed by the Company or a Participating Employer.

This Appendix B applies to Eligible Employees who are residents of Puerto Rico within the meaning of Treasury Regulations §1.501(a)-1(e) (“Puerto Rico Employees”). The purpose of this Appendix B is to provide for the participation in this Plan by eligible Puerto Rico Employees and to revise certain provisions of the Plan to conform such provisions to the Puerto Rico Internal Revenue Code of 1994, as amended (“Puerto Rico Internal Revenue Code”). Accordingly, the provisions set forth below will be applicable with respect to the Puerto Rico Employees.

Except as specifically described in Sections B-1 through B-16 of this Appendix B, as amended, all other provisions of the Plan, as amended, will apply to Puerto Rico Employees.

Plan assets attributable to the Puerto Rico Employees will be held by and invested under the WK Kellogg Co Savings & Investment Plan Deed of Constitution of Trust (Puerto Rico) (the “Puerto Rico Trust”). The Puerto Rico Trust is intended to be exempt from income taxation under §1081.01(a) of the Puerto Rico Internal Revenue Code and Section §501 (a) of the US Code, as part of a plan described in §§1081.01(a) and (d) of the Puerto Rico Internal Revenue Code and Code §501(a), pursuant to an election under §1022(i)(2) of ERISA and the provisions of the Puerto Rico Trust Agreement and related plan documentation and shall be construed and interpreted in a manner that will effectuate such intent. The Puerto Rico Trust is exempt from Puerto Rico income taxes in accordance with §1165(a) of the Puerto Rico Internal Revenue Code and Code §501(a). Banco Popular will serve as trustee of the Puerto Rico Trust.

B-1. Eligible Employee.

Notwithstanding Article 3 of the Plan, an “Eligible Employee” for purposes of this Appendix B means each Employee who is a resident of Puerto Rico within the meaning of Treasury Regulations §1.501(a)-1(e) except:

(a) An Employee who is a nonresident alien deriving no earned income from the Employer that constitutes income from sources within Puerto Rico;

(b) An Employee who is a member of a unit of employees covered by a Collective Bargaining Agreement, unless the agreement requires inclusion of the employee in the Plan; and

(c) A Non-Payroll Service Provider and any individual who is an independent contractor.

1	2023 WKKC S&I Plan Appendix B

B-2. Highly Compensated Employee.

Notwithstanding Section 2.33 of the Plan, a “Highly Compensated Employee” for purposes of this Appendix B is an Eligible Employee who is more highly compensated than two-thirds of all Puerto Rico Employees.

In applying the statutory minimum coverage requirements (which as to Employees other than the Puerto Rico Employees are described in and governed by Code §410(b)) to Puerto Rico Employees, the applicable provisions of the Puerto Rico tax laws and regulations shall govern. In accordance with these provisions, the Plan will:

(d) Benefit at least 70% of Puerto Rico Employees who are not Highly Compensated Employees (“Non-Highly Compensated Puerto Rico Employees”);

(e) Benefit a percentage of Non-Highly Compensated Puerto Rico Employees that is at least 70% of the percentage of Puerto Rico Employees who are Highly Compensated Employees who benefit under the Plan; or

(f) Pass the average benefit test (as described in the Internal Revenue Code for a New Puerto Rico, as amended (“PR Code”) §1081.01(a)(3)(B)).

The definition of the term “Highly Compensated Employees” in Section 1081.01(d)(3)(E)(iii) of the PR Code shall be used for the discrimination tests required under §§1081.01(a)(e), 1081.01(a)(4) and 1081.01(d)(3) of the PR Code.

B-3. Before-Tax Contributions.

Notwithstanding Sections 4.1, 5.1 and 5.2 of the Plan, the Employer shall contribute to the Trust, as a Before-Tax Contribution on behalf of each Active Participant employed by the Employer, the amount by which such Participant’s Compensation has been reduced by the Participant’s Compensation Reduction Election, if any. A Participant’s Compensation Reduction Election will equal a minimum of 1% up to 50% of Compensation (in increments of 1%); provided, however, that the Before-Tax Contributions made on behalf of a Participant in a calendar year shall not exceed the maximum amount of annual Before-Tax Contribution permissible under a cash or deferred contribution arrangement pursuant to §1081.01(d)(7)(A) of the PR Code, for the applicable calendar year. Before-Tax Contributions shall be paid to the Trustee within 60 days of the date on which the amount of the Before-Tax Contribution would have been paid to the Participant in the absence of his or her election, except that no Before-Tax Contribution shall be paid to the Trustee by the Employer more than 30 days after the end of the calendar year to which the applicable Before-Tax Contributions are made. Notwithstanding the foregoing, the aggregate percentage of Compensation that a Participant may elect to contribute to the Plan pursuant to this Section B-3 and Section B-4 immediately below may not exceed 50%.

For purposes of clarification, Eligible Employees covered under this Appendix B shall not be eligible to make Roth Contributions.

2	2023 WKKC S&I Plan Appendix B

B-4. Employee After-Tax Contributions.

Notwithstanding Section 4.1 of the Plan, the Employer shall contribute to the Trust, as an After-Tax Contribution on behalf of each employed by the Employer, the amount by which such Participant’s Compensation has been reduced by the Participant’s After-Tax Contribution Election, if any. A Participant’s After-Tax Contribution Election will equal a minimum of 1% up to 10% of Compensation (in increments of 1%); provided, however, the aggregate percentage of Compensation that a Participant may elect to contribute to the Plan pursuant to this Section B-4 and Section B-3 immediately above may not exceed 50%. After-Tax Contributions shall not exceed the limitations prescribed from time to time by Section 1081.01(a)(15) of the PR Code.

B-5. Restrictions on Employer Matching Contributions.

Notwithstanding Section 5.3 of the Plan, the Contribution Percentage (the “PR-Contribution Percentage”) for Puerto Rico Employees who are Highly Compensated Employees for each Plan Year shall bear a relationship to the PR-Contribution Percentage for Non-Highly Compensated Puerto Rico Employees for the preceding Plan Year that meets either of the following tests:

(g) The PR-Contribution Percentage of Puerto Rico Employees who are Highly Compensated Employees will not be more than the PR-Contribution Percentage of Non-Highly Compensated Puerto Rico Employees multiplied by 1.25; or

(h) The PR-Contribution Percentage of Puerto Rico Employees who are Highly Compensated Employees will not be more than the PR-Contribution Percentage of Non-Highly Compensated Puerto Rico Employees multiplied by 2.0; provided that the PR-Contribution Percentage of the Puerto Rico Employees who are Highly Compensated Employees does not exceed the PR-Contribution Percentage of all Non-Highly Compensated Puerto Rico Employees by more than two percentage points.

B-6. Dollar Limitations on Before-Tax Contributions.

Notwithstanding Article 5 of the Plan, a Participant may, on or before each March 1, request a withdrawal of any amount (and any income allocable thereto) by which the sum of Before-Tax Contributions and other “elective deferrals”, as defined in §1081.01(d) of the PR Code, during the preceding calendar year, exceeded the maximum amount of Before-Tax Contributions permitted under Section B-3 of this Appendix B for such calendar year. Any such distribution shall be made no later than April 15 following the date the request is made.

B-7. Non-Discrimination Limitations.

Notwithstanding Section 5.2 of the Plan, the Actual Deferral Percentage (the “PR-ADP”) for Puerto Rico Employees who are Highly Compensated Employees for each Plan Year shall bear a relationship to the PR-ADP for Non-Highly Compensated Puerto Rico Employees for the preceding Plan Year that meets either of the following tests:

3	2023 WKKC S&I Plan Appendix B

(i) The PR-ADP of Puerto Rico Employees who are Highly Compensated Employees will not be more than the PR-ADP of Non-Highly Compensated Puerto Rico Employees multiplied by 1.25; or

(j) The PR-ADP of Puerto Rico Employees who are Highly Compensated Employees will not be more than the PR-ADP of Non-Highly Compensated Puerto Rico Employees multiplied by 2.0; provided that the PR-ADP of the Puerto Rico Employees who are Highly Compensated Employees does not exceed the PR-ADP of all Non-Highly Compensated Puerto Rico Employees by more than two percentage points.

B-8. Compensation.

Notwithstanding the provisions of Section 2.6(b)(2) of the Plan, the maximum annual compensation described in §1081.01(a)(12) of the PR Code shall be used to determine the contributions under the Plan.

B-9. Employer.

Notwithstanding the provisions of Section 2.27 of the Plan, the definition of the term “Employer” in §1081.01(a)(14) of the PR Code shall be used for the discrimination tests required under §§1081.01(a)(3), 1081.01(a)(4) and 1081.01(d)(3) of the PR Code.

B-10. Limitations on Contributions.

Notwithstanding Section 5.4 of the Plan, the Maximum Annual Additions may be modified to the extent required to ensure compliance with the maximum contribution threshold of §1081.01(a)(11) of the PR Code.

B-11. Direct Rollovers.

Notwithstanding Section 9.7 of the Plan, any election made by a Distributee shall be made and effected in accordance with such rules and procedures as may be established from time to time by the Administrative Committee in order to comply with §1081.01(b)(2)(A) of the PR Code.

Notwithstanding Section 9.7 of the Plan, an “Eligible Retirement Plan” is an individual retirement account described in §1081.02(a) of the PR Code; an individual retirement annuity described in §1081.02(b) of the PR Code; a qualified trust described in §1081.01(a) of the PR Code; a qualified annuity plan described in §1033.09(a)(2) of the PR Code; or a nondeductible individual retirement account described in §1081.03 of the PR Code.

B-12. Loans to Participants.

Notwithstanding the provisions of Article 11 of the Plan, the Administrative Committee may modify the loan requirements to the extent required to ensure compliance with §1081.01(b)(3)(E) of the PR Code.

4	2023 WKKC S&I Plan Appendix B

B-13. Administrative Committee.

In addition to the duties assigned and the powers granted under Section 12.3 of the Plan, with respect to Puerto Rico Employees, the Administrative Committee shall enforce the Plan in accordance with the terms of this Appendix B, the Puerto Rico Trust Agreement and the laws of Puerto Rico, and shall have all discretionary powers necessary to accomplish such purpose. In addition, the Administrative Committee shall have the discretionary power to adopt rules and procedures to ensure the qualification of the Plan under Section 1081.01(a) of the PR Code and apply the discrimination tests of Sections 1081.01(a)(3), 1081.01(a)(4) and 1081.01(d)(3) of the PR Code.

B-14. Finance Committee.

In addition to the powers granted under Section 12.4 of the Plan, with respect to Puerto Rico Employees, the Finance Committee shall have all powers necessary to appoint and remove and direct the Company to enter into a Trust Agreement with a bank or other licensed institution pursuant to Puerto Rico laws for the establishment of the Puerto Rico Trust.

B-15. Law Governing.

Notwithstanding the provisions of Section 17.6 of the Plan, with respect to Puerto Rico Employees, the Plan shall be construed and enforced according to the laws of the Commonwealth of Puerto Rico to the extent not preempted by federal laws.

B-16. Catch-Up Contributions.

Notwithstanding the provisions of Section 4.1(e) of the Plan, the maximum contributions for an Eligible Employee, as defined in Section B-1 of this Appendix B, who have attained age 50, for any taxable year commenced on or after January 1, 2011 shall be increased by $1,000. For taxable years commenced on or after December 31, 2011, the maximum contribution for such Eligible Employee shall be increased by $1,500 or such other amount established from time to time under §1081.01(d)(7) of the PR Code.

B-17. In-Plan Roth Conversions and Rollovers.

Notwithstanding the provisions of Section 4.9 of the Plan, Eligible Employees described in this Appendix B shall not be eligible to make in-Plan Roth rollovers. Notwithstanding Section 4.4 of the Plan, Eligible Employees described in this Appendix B shall not be eligible to rollover Roth contributions into the Plan during the period on and after January 4, 2021 and before June 1, 2021.

Except as specifically described in Sections B-1 through B-16 of this Appendix B, as amended, all other provisions of the Plan, as amended, will apply to Puerto Rico Employees.

5	2023 WKKC S&I Plan Appendix B

APPENDIX C

Merged Plan

1.	None as of the Effective Date.

1	2023 WKKC S&I Plan Appendix C